EXHIBIT 2.1

Execution Copy

Agreement and Plan of Merger

Among

CARDINAL INFRASTRUCTURE GROUP, INC.

CHBC INTERMEDIATE HOLDCO, INC.

CHBC HOLDING COMPANY, LLC

HBC HOLDCO, INC.

HUGHES BROTHERS CONSTRUCTION INC.

THOSE STOCKHOLDERS EXECUTING THIS AGREEMENT

And

CHAD HUGHES

dated as of

October 13, 2026

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of October 13, 2026, is entered into among Cardinal Infrastructure Group, Inc., a Delaware corporation (“Parent”), CHBC Intermediate Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), CHBC Holding Company, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub 2” and together with Merger Sub 1, “Merger Subs”), HBC Holdco, Inc., a Delaware corporation (“Target”), Hughes Brothers Construction Inc., a Florida corporation (“Company”), those stockholders of the Company executing the signature page hereto (“Stockholders”), and CHAD HUGHES, a resident of Florida, solely in his capacity as Stockholder Representative (“Stockholder Representative”).

RECITALS

A.
The Stockholders are the owners, beneficially and of record, of (i) all the issued and outstanding capital stock (the “Pre-Contribution Shares”) of the Company and (ii) all the issued and outstanding membership interests (the “USC LLC Interests”) in Utility Services Construction, LLC, a Florida limited liability company (“USC”).
B.
Prior to the date of this Agreement, Stockholders formed the Target.
C.
Prior to the Closing Date, the Target, Stockholders and the Company shall consummate the following transactions: (i) at least two (2) days prior to the Closing Date, Stockholders contribute all of the outstanding Pre-Contribution Shares of the Company to the Target in exchange for 100% of the equity interests of the Target, resulting in the Target becoming the sole owner of the issued and outstanding capital stock of the Company (the “Contribution”); (ii) on the date of the Contribution, and immediately following the Contribution, Stockholders cause the Target to elect to treat the Company as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code by executing and filing (via certified mail) a valid IRS Form 8869, Qualified Subchapter S Subsidiary Election, effective as of the date of the Contribution, indicating on Line 14 of such Form 8869 that the election is being made in combination with a reorganization under Section 368(a)(1)(F) of the Code described in IRS Revenue Ruling 2008-18 (the “Q-Sub Election”); and (iii) at least one (1) day following the mailing of the Q-Sub Election and at least one (1) day prior to the Closing Date, the Company converts from a Florida corporation to Hughes Brothers Construction, LLC, a Florida limited liability company (after such conversion referred to herein as “Company” and such conversion, the “Conversion”) and as a result, the Company will be treated as an entity disregarded as separate from the Target, in each case, for U.S. federal (and applicable state and local) income tax purposes (clauses (i) through (iii) collectively, the “Restructuring”).
D.
Prior to the Contribution, the Stockholders will contribute the USC LLC Interests to the Company, resulting in USC becoming the sole wholly-owned subsidiary of the Company (after giving effect to the Subsidiary Distribution) (the “USC Contribution”).
E.
As a result of the Restructuring, immediately prior to the Closing Date, all of the issued and outstanding stock of Target will be held beneficially and of record by the Stockholders, and all of the equity interests of the Company (the “Equity Interests”) will be held beneficially and of record by Target.
F.
The parties intend for Parent to acquire the Group Companies on the terms and subject to the conditions set forth in this Agreement.
G.
In furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub 1 shall be merged with and into the Target (the

“First Merger”), with the Target surviving the First Merger as a wholly owned subsidiary of Parent, and each outstanding share of the Target Common Stock will be converted into the right to receive the Merger Consideration.
H.
Immediately following the First Merger, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), the Target shall be merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct wholly owned subsidiary of Parent.
I.
The board of directors of the Target (the “Target Board”) and the managers of the Company (the “Company Managers”) have unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of the Target and its stockholders and the Company and its members, respectively, (b) approved and declared fair and advisable this Agreement and the transactions contemplated hereby, including the Mergers, and (c) resolved to recommend adoption of this Agreement by the stockholders of the Target and members of the Company, respectively, in accordance with the DGCL and the DLLCA.
J.
The board of directors of Parent and the governing bodies of Merger Subs have (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of Parent, Merger Subs and their respective stockholders, and (b) approved, authorized and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers.
K.
For U.S. federal income Tax purposes, the parties intend that the First Merger and the Second Merger, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.
L.
A portion of the cash otherwise payable by Parent to the Stockholders in connection with the Mergers shall be placed in escrow by Parent, the release of which shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement.
M.
As a condition and material inducement to the Parent’s execution and delivery of this Agreement, the Stockholders are executing and delivering to Parent, simultaneously with the execution of this Agreement, the Employment Agreements, the Restrictive Covenant Agreements and the Lock-Up Agreements (each as defined in this Agreement), each of which shall become effective upon the Closing and subject to the terms contained herein and therein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Accrued Tax Liability” means, without duplication, the aggregate amount of all accrued but unpaid Taxes of, or with respect to, the Group Companies (whether or not yet due and payable) for any Pre-Closing Tax Period (determined in accordance with Section 6.05 in the case of any Straddle Period) for which Tax Returns are first due after the Closing Date (taking into account extensions), determined on a jurisdiction-by-jurisdiction basis (with the amount for any tax in any jurisdiction in any year never being less than $0); provided, that, Accrued Tax Liability shall (a) be calculated in accordance with past practice (including reporting positions, elections and accounting methods) to the extent permitted by Law, and shall be computed only with respect to jurisdictions where the Group Companies have currently filed Tax Returns or commenced business after the date a Tax Return in such jurisdiction would have been due, (b) exclude all deferred Tax assets and liabilities, (c) not take into account any transactions or actions effected by Parent (or any of its Affiliates) on the Closing Date after the Closing, (d) not take into account any election made or taken after the Closing, (e) take into account any prepayment and estimated Taxes that are actually available to reduce (but not below $0) Taxes otherwise included in this definition in a Pre-Closing Tax Period, (f) not take into account any accruals or reserves established or required to be established under GAAP or other accounting methodologies with respect to contingent Taxes or uncertain Tax positions, and (g) be calculated assuming that any installment sale, deferred revenue, prepaid amounts or similar items made or received prior to Closing and any adjustments as a result of a change in accounting method made prior to Closing, in each case, was fully includable in income in a Pre-Closing Tax Period.

“Acquisition Proposal” has the meaning set forth in Section 5.03(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Additional Shares” has the meaning set forth in Section 2.08(d).

“Adjusted Company EBITDA” means Company EBITDA adjusted by excluding the effects of any of the following to the extent otherwise included in consolidated earnings from operations:

i.
gains, losses or profits realized by the Company from the sale of assets other than in the ordinary course of business, and any “extraordinary items” of gain or loss (as determined in accordance with GAAP);
ii.
any management fees, general overhead expenses, or other intercompany charges, of whatever kind or nature, charged by Parent to the Company;
iii.
any legal or accounting fees and expenses incurred in connection with this Agreement or the transactions contemplated by this Agreement;
iv.
any lease payments, fuel, maintenance, hangar, insurance, crew, depreciation, or other costs or expenses relating to HB Equipment Company, LLC or any of its assets (including any aircraft owned or leased by HB Equipment Company, LLC), which entity and assets are being distributed out of the Company prior to the Closing;
v.
any warranty claims or other nonrecurring costs or expenses relating to the Villages; and
vi.
any payroll, benefits, and other compensation costs and expenses relating to employees who support activities unrelated to the Business and whom the Company identifies in writing to Parent prior to the Closing, provided that each such employee is terminated or resigns on or before December 31, 2026.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means the Escrow Agreement, the Employment Agreements, and the Restrictive Covenant Agreements.

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Base Share Number” has the meaning set forth in the definition of “Exchange Ratio.”

“Business” means the business activities of the Company as currently conducted.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Business Employee List” means the letter provided by the Company to Parent simultaneously with the execution and delivery of this Agreement, which letter contains a true and complete list of each individual who is employed by, or is actively providing services to, the Group Companies, together with such individual’s title or position, age, employing entity, work location, full-time or part-time status, accrued vacation, dates of service, years of credit service, current rate of hourly wage or salary, annual target cash bonus opportunity, any other compensatory entitlements, and each Plan in which he or she participates or is eligible to participate.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Cash” means the aggregate amount of cash, certificates of deposit and cash equivalents of the Company. For the avoidance of doubt, Cash will be calculated net of issued but uncleared checks and drafts (to the extent such checks and drafts are not otherwise included as an accrued liability in the calculation of Estimated Closing Net Working Capital) and any Restricted Cash and will include checks, other wire transfers and drafts deposited for the account of the Company.

“Cash Balance” means the amount of Cash in the Company as of 12:01 a.m. (Eastern Time) on the Closing Date.

“Cash Consideration” has the meaning set forth in Section 2.08(b).

“Change in Control Payment” means any transaction, retention, change in control or similar bonuses, severance payments and other Company Service Provider-related change in control payments payable by any of the Group Companies as of or after the Closing Date (including the employer portion of any withholding, payroll, employment or similar Taxes, if any, associated therewith whether payable on the Closing Date or at a later time, and whether payable by the Company) as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement.

“Charter Documents” has the meaning set forth in Section 3.03.

“Claim Notice” has the meaning set forth in Section 8.03(a).

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02(a).

“Closing Date VWAP” means the volume-weighted average price per share of Parent Shares on the principal national securities exchange on which Parent Shares are then listed, as reported by Bloomberg (or, if not reported by Bloomberg, by another authoritative source mutually agreed by Parent and the Target), for the fourteen (14) consecutive Trading Days ending on and including the Trading Day that is two (2) Trading Days prior to the Closing Date.

“Closing Net Working Capital” means the following calculations in accordance with GAAP: (a) the sum of the Company’s (i) trade accounts receivable (excluding intercompany receivables) outstanding for not more than ninety (90) days from the date of such account receivable, (ii) retainage that is either (A) less than one (1) year old or (B) one (1) year old or older but collected within sixty (60) days after the Closing Date, and (iii) prepaid expenses to the extent Parent receives the benefit after Closing, less (b) the sum of (i) all accounts payable (excluding intercompany payables) outstanding for not more than ninety (90) days from the date of such account payable, (ii) all accounts payable representing amounts owed to vendors but withheld pending receipt of payment from customers and (iii) any other accrued current liabilities, in each case generated in the Company’s ordinary course of business, consistent with past practice. An example of the Closing Net Working Capital calculation is set forth in Exhibit A attached hereto. For the avoidance of doubt, Closing Net Working Capital shall not include any Indebtedness.

“Closing Per Share Merger Consideration” means (a) the sum of the Signing Date Value of the Stock Consideration plus the Cash Consideration, divided by (b) the Fully Diluted Share Number.

“Closing Statement” has the meaning set forth in Section 2.13(b).

“Collar Cash Amount” has the meaning set forth in Section 2.08(d).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the preamble.

“Company EBITDA” means consolidated earnings from operations of the Company and its subsidiaries, as determined in accordance with GAAP as consistently applied by the Company, before consolidated interest, taxes, depreciation, and amortization, in each case, as determined in accordance with GAAP as consistently applied by the Company.

“Company Intellectual Property” means all Intellectual Property that is owned by the Group Companies.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which the Company and/or Target is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance, registration or application by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing.

“Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company and/or Target.

“Company Managers” has the meaning set forth in the recitals.

“Company Privacy and Data Security Policies” means all of the Company’s and/or Target’s past or present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information, including written information security policies.

“Company Service Provider” means each individual who is a current or former director, officer, employee, independent contractor or other service provider of any of the Group Companies.

“Compensation Indebtedness Items” means any (a) unfunded or underfunded liabilities under any pension, retirement or nonqualified deferred compensation plan or arrangement, (b) contributions (other than employee contributions) required to be made by any of the Group Companies under any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code for any periods prior to the Closing that have not been remitted to such Plan prior to the Closing, (c) any unpaid severance obligations of the Group Companies with respect to Company Service Providers terminated prior to the Closing, and (d) any earned but unpaid compensation (including salary, bonuses and paid time off) for any period prior to the Closing Date, in each case, together with the employer portion of any withholding, payroll, employment or similar Taxes, if any, associated with any amounts described in subclauses (a)–(d) hereof.

“Confidentiality Agreement” has the meaning set forth in Section 5.02(b).

“Consideration Spreadsheet” has the meaning set forth in Section 2.14.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Contribution” has the meaning set forth in the recitals.

“Conversion” has the meaning set forth in the recitals.

“D&O Indemnified Party” has the meaning set forth in Section 5.08(a).

“D&O Tail Policy” has the meaning set forth in Section 5.08(b).

“DGCL” has the meaning set forth in the recitals.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company, Target, Parent and Merger Subs concurrently with the execution and delivery of this Agreement.

“Disputed Amounts” has the meaning set forth in Section 2.13(c)(iii).

“DLLCA” has the meaning set forth in the recitals.

“Dollars” or “$” means the lawful currency of the United States.

“Earnout Amount” means an amount equal to (i) Adjusted Company EBITDA for the Earnout Period, less (ii) $55 million; provided that in no event will the Earnout Amount be greater than $15 million.

“Earnout Payment” has the meaning set forth in Section 2.15(a).

“Earnout Period” means the twelve months ended December 31, 2026.

“EBITDA Multiplier” means (i) if Adjusted Company EBITDA for the relevant period is $0 - $9,999,999, then the EBITDA Multiplier shall be four (4), (ii) if Adjusted Company EBITDA for the relevant period is $10,000,000 - $19,999,999, then the EBITDA Multiplier shall be four and one-half (4.5), (iii) if Adjusted Company EBITDA for the relevant period is $20,000,000 - $39,999,999, then the EBITDA Multiplier shall be five (5), and (iv) if Adjusted Company EBITDA for the relevant period is greater than or equal to $40,000,000, then the EBITDA Multiplier shall be five and one-half (5.5).

“Effective Time” has the meaning set forth in Section 2.04(a).

“Employment Agreements” means the employment agreements dated as of the date hereof with each Stockholder and each other individual identified on Schedule 1.1, to be effective at the Closing.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

“Environmental Law” means any applicable Law, and any order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the Environment; or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Environmental Liabilities” means any Losses, obligations or other responsibilities arising from or under any Environmental Law, including those consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or offsite contamination, occupational safety and health and regulation of any chemical substance or product); (b) Hazardous Material remedial action costs and any natural resource damages; or (c) any other compliance, corrective or remedial measure required by or arising under any Environmental Law.

“Equity Interests” has the meaning set forth in the recitals.

“Equity Threshold Condition” means that, as of the Closing, the aggregate value of the Parent Shares to be issued as Stock Consideration is equal to at least forty percent (40%) of the sum of (a) the aggregate value of such Parent Shares determined using the closing price on the trading day prior to the Closing Date as reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside regular trading hours, plus (b) the aggregate Cash Consideration determined as of the Closing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included any of the Group Companies, or that is, or was at the relevant time, a member of the same “controlled group” as any of the Group Companies pursuant to Section 4001(a)(14) of ERISA.

“Escrow Agent” means Truist Bank, a North Carolina banking corporation.

“Escrow Agreement” means the Escrow Agreement to be entered into by Parent, Stockholder Representative and the Escrow Agent as of the Closing Date.

“Escrow Amount” means an amount equal to the sum of the Purchase Price Adjustment Escrow Amount and the Stockholder Representative Expense Amount.

“Escrow Funds” has the meaning set forth in Section 2.09(b).

“Estimated Cash Balance” has the meaning set forth in Section 2.13(a).

“Estimated Closing Net Working Capital” means a good faith estimate of the aggregate Closing Net Working Capital of the Company and/or Target on a consolidated basis prepared in accordance with GAAP as of 12:01 a.m. (Eastern Time) of the Closing Date.

“Estimated Closing Statement” has the meaning set forth in Section 2.13(a).

“Estimated Indebtedness” has the meaning set forth in Section 2.13(a).

“Estimated Total Merger Consideration” has the meaning set forth in Section 2.02(b).

“Estimated Transaction Expenses” has the meaning set forth in Section 2.13(a).

“Exchange Ratio” means the quotient obtained by dividing (i) the sum of (a)(1) the quotient of $178,750,000 divided by (2) the Signing Date VWAP (the number of Parent Shares so determined, the “Base Share Number”), plus, (b) if applicable, the number of Additional Shares determined pursuant to Section 2.08(d), as divided by (ii) the number of Shares issued and outstanding on the trading day immediately prior to the date of this Agreement.

“Facility” means any real property currently or formerly owned, leased or operated by the Company and/or Target or any other property, product, or asset (whether real, personal or mixed) in which the Company and/or Target has or had an interest or where operations of the Business have been conducted. “Facility” includes any customer real property where the Company and/or Target conducted Business.

“Final Cash Balance” has the meaning set forth in Section 2.13(b).

“Final Closing Net Working Capital” has the meaning set forth in Section 2.13(b).

“Final Indebtedness” has the meaning set forth in Section 2.13(b).

“Final Total Merger Consideration” has the meaning set forth in Section 2.13(b).

“Final Transaction Expenses” has the meaning set forth in Section 2.13(b).

“Financial Statements” has the meaning set forth in Section 3.06.

“FIRPTA Statement” has the meaning set forth in Section 6.07.

“First Certificate of Merger” has the meaning set forth in Section 2.04(a).

“First Merger” has the meaning set forth in the recitals.

“Floor Price” means an amount equal to eighty percent (80%) of the Signing Date VWAP.

“Fortress Earthworks” means FORTRESS EARTHWORKS AND UTILITIES, LLC, a Florida limited liability company.

“Fraud” means, with respect to any party, actual and intentional common law fraud in the making of the representations and warranties expressly set forth in ARTICLE III or ARTICLE IV (as applicable) of this Agreement or in any Ancillary Document, committed by such party with actual knowledge (as opposed to imputed or constructive knowledge) that such representation or warranty was false when made, and with the intent that another party rely thereon to its detriment; provided, that “Fraud” shall not include equitable fraud, promissory fraud, unfair dealings fraud, constructive fraud, or any claim based on negligence or recklessness.

“Fully Diluted Share Number” means the aggregate number of Shares outstanding immediately prior to the Effective Time.

“Fundamental Representations” means, collectively, the Parent Fundamental Representations and the Group Companies Fundamental Representations.

“GAAP” means United States generally accepted accounting principles.

“Government Contracts” has the meaning set forth in Section 3.09(a)(xi).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Group Companies” means the Target, the Company and each of their subsidiaries (including USC after the contribution of the USC LLC Interests to the Company).

“Group Companies Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Organization and Qualification of the Target and Company), Section 3.02 (Authority; Approval), Section 3.03 (No Conflicts; Consents), Section 3.04 (Capitalization) and Section 3.27 (Brokers).

“Hazardous Activities” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities.

“Hazardous Material” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Income Tax” means any Tax that is, in whole or in part, based on or measured by gross or net income, gross receipts or profits (including any franchise Tax or branch profits tax measured or imposed by reference to such income or in lieu thereof). Income Taxes will include Income Tax liabilities attributable to the beneficial owners of an entity to the extent such entity is required to pay or withhold such Taxes pursuant to any nonresident withholding regime, composite Tax Return filing, or other similar Tax law or pursuant to a PTET Election.

“Income Tax Return” means any Tax Return with respect to Income Taxes.

“Indebtedness” means, without duplication, and as calculated in accordance with GAAP consistently applied, (a) all obligations of the Company and/or Target for borrowed money, whether short term or long term (including the principal amount thereof, any accrued interest thereon and any prepayment premiums or termination fees with respect thereto) but excluding trade payables or other current liabilities incurred in the ordinary course of business that are not past due and included in the calculation of Closing Net Working Capital, (b) all obligations of the Company and/or Target evidenced by notes, bonds, debentures or other similar instruments, (c) all reimbursement obligations of the Company and/or Target under letters of credit to the extent such letters of credit have been drawn, (d) all obligations of the Company and/or Target under capitalized leases to the extent any such lease is accrued as indebtedness in accordance with GAAP consistently applied (without giving effect to ASC 842), (e) any and all amounts owed by the Company and/or Target to any of its Affiliates, including the Stockholders or any of their Affiliates, (f) any Compensation Indebtedness Items, (g) all obligations relating to or arising under interest rate or other hedging Contracts, (h) all overdrafts, (i) deferred rent payments, (j) all obligations relating to “earn-outs”, incentive payments, deferred purchase price or similar obligations (assuming, in each case, for purposes of calculating “Indebtedness” that the full amount thereof is due and payable as of the date of such calculation), (k) all accrued and unpaid management fees, advisory and similar fees, including any amounts associated with termination of such arrangements on or prior to Closing, (l) all obligations under any PPP or EIDL loan, (m) any liability for Taxes deferred pursuant to Section 2302 of the CARES Act or any other COVID-19 laws, regardless of when payable, (n) all Accrued Tax Liability, whether or not required to be accrued in accordance with GAAP (including the employer portion of any employment Taxes), (o) any liabilities and expenses in connection with federal employee retention credits or associated refunds, including penalties, interest and any clawback by a Governmental Authority or any portion of an Employee Retention Credit or associated refund claimed by the Company and/or Target, (p) the amount of any Taxes of the Company and/or Target associated with the debt forgiveness, (q) obligations to pay any dividends or distributions to any Person, (r) all obligations of the Company and/or Target for guarantees of the indebtedness of another Person in respect of any items set forth in clauses (a) through (d) of this definition (other than guarantees that constitute Permitted Encumbrances), and (s) all accrued interest, fees and expenses (including prepayment premium obligations) resulting from any of the items set forth in clauses (a) through (e) of this definition. For the avoidance of doubt, (i) operating leases shall not be treated as Indebtedness, and (ii) Indebtedness shall not include any Transaction Expenses or any liability accounted for in the calculations of Closing Net Working Capital.

“Indemnitee” has the meaning set forth in Section 8.02.

“Indemnitor” has the meaning set forth in Section 8.03(a).

“Independent Accountant” means Forvis Mazars LLP.

“Insurance Policies” has the meaning set forth in Section 3.16.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) registered and unregistered trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, tradenames, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (i) rights of publicity; and (j) information and proprietary rights and processes, and all similar or other intellectual or industrial property and proprietary rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by Company and/or Target in the conduct of Company’s and/or Target’s business as now conducted and as presently proposed to be conducted.

“Interim Balance Sheet” has the meaning set forth in Section 3.06.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.06.

“Interim Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Knowledge” means, when used with respect to the Company and/or Target, the actual knowledge of Justin Hughes and Chad Hughes, after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.07.

“Licensed Intellectual Property” means all Intellectual Property in which the Company and/or Target holds any rights or interests granted by other Persons, including any of its Affiliates.

“Lock-Up Agreements” means the Lock-Up Agreements between Parent and each Stockholder providing for the lock-up of the Parent Shares that represent the Stock Consideration (including any Additional Shares) for a period of one hundred eighty (180) days following the Closing Date.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, or criminal or civil fines or penalties except, in each case, to the extent actually awarded to a Governmental Authority or other third party.

“Majority Holders” has the meaning set forth in Section 10.01(b).

“Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company, Target, Merger Subs or Parent, as the case may be; provided, that, for purposes of this Agreement, none of the following shall be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: (a) changes to the United States economy or the global economy, in each case, as a whole, or that are generally applicable to the industry or markets in which the Company, Target, Merger Subs or Parent, as the case may be, operates; or (b) any adverse change, event, development or effect arising from or relating to (i) general business or economic conditions, including such conditions related to the Business or the business of the Company, Target, Merger Subs or Parent, as the case may be, (ii) local, regional, national or international political or social conditions, including any riots, military action or terrorism (including any escalation or general worsening of any such riots, military action or terrorism), (iii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, disease outbreak, epidemic, pandemic, weather conditions and other acts of God, or force majeure events, (iv) financial, banking, or securities markets (including interest rates and currency exchange rates, or changes therein), (v) any failure by the Company, Target, Merger Subs or Parent, as the case may be, to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures), (vi) changes in GAAP, (vii) any change or amendment to any Law or any change in the manner in which any Law is or may be enforced, (viii) the announcement or performance of this Agreement or the transactions contemplated by this Agreement, including any reaction of any customer, supplier, employee, Governmental Authority, landlord, or similar relationships of the Company, Target, Merger Subs or Parent, as the case may be, or (ix) any actions taken, or omitted to be taken, in response to the foregoing to the extent such action or omission was or is reasonable and necessary to protect the health and safety of individuals who are officers, directors, managers, employees or other service providers to the Company, Target, Merger Subs or Parent, as the case may be (or individuals who interact with any of the foregoing in connection with the Business or the business of the Company, Target, Merger Subs or Parent, as the case may be) or otherwise to protect the business, operations, assets and financial condition of the Company, Target, Merger Subs or Parent, as the case may be, or as otherwise required to be taken, or omitted to be taken, under applicable Laws, except solely in the cases of clauses (a), (b)(i) – (iv), (b)(vi) – (vii) or (b)(ix) above to the extent such changes would reasonably be expected to have a materially disproportionate impact on the financial condition, business, or results of operations of the Company, Target, Merger Subs or Parent, as the case may be, taken as a whole, relative to other affected participants in the industries in which the Company, Target, Merger Subs or Parent, as the case may be, conducts business.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“Material Customers” has the meaning set forth in Section 3.15(a).

“Material Suppliers” has the meaning set forth in Section 3.15(b).

“Mergers” has the meaning set forth in the recitals.

“Merger Consideration” means the Stock Consideration (including any Additional Shares) and the Cash Consideration (including any Collar Cash Amount), together with those portions of the Escrow Funds and the Post-Closing Adjustment (if any) that the Stockholders become entitled to receive pursuant to the terms of this Agreement and the Escrow Agreement, in each case without duplication of any amounts included in the Cash Consideration or the Stock Consideration.

“Merger Sub 1” has the meaning set forth in the preamble.

“Merger Sub 2” has the meaning set forth in the preamble.

“Merger Subs” has the meaning set forth in the preamble.

“Multiemployer Plan” means each Plan that is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

“NASDAQ” means the NASDAQ Stock Market.

“NASDAQ Share Cap” has the meaning set forth in Section 2.08(d).

“Net Working Capital Target” means $24,052,000.

“Off-the-Shelf Software” has the meaning set forth in Section 3.12(b).

“Outside Date” means November 30, 2026.

“Panhandle Investment” has the meaning set forth in Section 5.15(a).

“Parent” has the meaning set forth in the preamble.

“Parent Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Organization and Authority of Parent and Merger Subs), Section 4.02 (No Conflicts; Consents), Section 4.04 (No Prior Merger Sub Operations) and Section 4.05 (Brokers).

“Parent Indemnified Party” has the meaning set forth in Section 8.01.

“Parent Losses” has the meaning set forth in Section 8.01.

“Parent Rights Agreement” has the meaning set forth in Section 2.03(a)(ii).

“Parent Shares” means shares of the Class A common stock of Parent, and each such share, a “Parent Share.”

“Payoff Letters” has the meaning set forth in Section 2.03(a)(xiii).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Activities” has the meaning set forth in Section 5.02(a).

“Permitted Encumbrances” has the meaning set forth in Section 3.10(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means any information that either directly or indirectly identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, or that relates or links to, or is reasonably linkable to an identified or identifiable individual, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and all other compensation and benefits plans, policies, trust funds, programs, arrangements or payroll practices, including Multiemployer Plans, and each other stock purchase, stock option, restricted stock, profit sharing, pension, savings, severance, retention, employment, consulting, commission, change-of-control, collective bargaining, bonus, incentive, deferred compensation, loan, fringe benefit, insurance, welfare, post-retirement health or welfare, health, life, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, restrictive covenant, and other benefit plan, policy, trust fund, program, arrangement or payroll practice, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, funded or unfunded, insured or self-insured, in each case, that is sponsored, established, maintained, contributed to or required to be contributed to by any of the Group Companies, or under which any of the Group Companies has any current or potential Liability.

“Platform Agreements” has the meaning set forth in Section 3.12(h).

“Post-Closing Adjustment” has the meaning set forth in Section 2.13(b).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means any and all Liabilities for any (a) Taxes of any Stockholder or any of its Affiliates for any taxable period (including, for the avoidance of doubt, any Tax attributable to the transactions contemplated by this Agreement); (b) Taxes of, or with respect to, the Group Companies, or for which the Group Companies may otherwise be liable for any Pre-Closing Tax Period (determined in accordance with Section 6.05 in the case of any Straddle Period); (c) Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Group Company (or any predecessor of the foregoing) is or was a member on or prior to the Closing Date; (d) Taxes of any other Person for which any Group Company is or has been liable as a transferee or successor, by Contract or otherwise; (e) payments required to be made after the Closing Date under any Tax sharing, Tax allocation, Tax indemnity or similar Contracts to which any Group Company is or was obligated, or is or was a party, on or prior to the Closing; (f) Taxes allocated to the Stockholders pursuant to Section 6.01(b); and (g) Taxes resulting from or with respect to the Restructuring; which, in each case, shall be calculated assuming that any installment sale, deferred revenue, prepaid amounts or similar items made or received prior to Closing and any adjustments as a result of a change in accounting method made prior to Closing, in each case, was fully includable in income in a Tax period (or portion thereof) ending before the Closing Date; provided, no such Taxes will constitute a Pre-Closing Tax to the extent included as a liability in determining Final Closing Net Working Capital, Final Indebtedness or Final Transaction Expenses.

“Pre-Contribution Shares” has the meaning set forth in the recitals.

“Privacy Agreements” has the meaning set forth in Section 3.12(j).

“Privacy Laws” means all applicable Laws and guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications.

“Pro Rata Share” means, with respect to any Stockholder, such Person’s ownership interest in the Target as of immediately prior to the Effective Time, determined by dividing (a) the number of Shares owned of record by such Person as of immediately prior to the Effective Time by (b) the Fully Diluted Share Number.

“Processing” means any operation performed on Personal Information or that relevant Privacy Laws include in the definition of processing, processes, or process, including the collection, creation, receipt, access, use, handling, recording, compilation, analysis, organizing, monitoring, maintenance, retention, storage, holding, transmission, transfer, protection, disclosure, amendment, distribution, erasure, destruction, or disposal of Personal Information.

“PTET” shall mean an entity-level tax imposed by any “Domestic Jurisdiction” (as defined in Notice 2020-75) on an entity treated as a partnership or “S” Corporation for U.S. federal income tax purposes, as described in Notice 2020-75.

“PTET Election” shall mean, with respect to a given “Domestic Jurisdiction” (as defined in Notice 2020-75), an election for an entity treated as a partnership or “S” Corporation for U.S. federal income tax purposes to be subject to PTET.

“Purchase Price” means $357,500,000.

“Purchase Price Adjustment Escrow Amount” means $3,575,000.

“Purchase Price Adjustment Escrow Fund” has the meaning set forth in Section 2.09(a).

“Purchase Price Cap” has the meaning set forth in Section 8.07(a).

“Q-Sub Election” has the meaning set forth in the recitals.

“R&W Insurance Policy” means the buyer-side representations and warranties insurance policy to be issued by R&W Insurer to Parent in connection with the transactions contemplated by this Agreement (as it may be amended, modified, or otherwise supplemented from time to time).

“R&W Insurer” means Willis Towers Watson.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Representative Losses” has the meaning set forth in Section 10.01(c).

“Resolution Period” has the meaning set forth in Section 2.13(c)(ii).

“Restricted Cash” means (a) any cash held as deposits with third parties or as collateral for outstanding letters of credit of the Company and/or Target, and (b) any cash which is not freely usable by the Company and/or Target (or, following the Closing, the Parent) because it is subject to restrictions, limitations or Taxes on use or distribution by Law, Contract or otherwise, including restrictions on dividends and repatriations or any other form of restriction.

“Restrictive Covenant Agreements” means the restrictive covenant agreements dated as of the date hereof with each Stockholder, to be effective at the Closing.

“Restructuring” has the meaning set forth in the recitals.

“Review Period” has the meaning set forth in Section 2.13(c)(i).

“Second Certificate of Merger” has the meaning set forth in Section 2.04(b).

“Second Effective Time” has the meaning set forth in Section 2.04(b).

“Second Merger” has the meaning set forth in the recitals.

“Share Cap Limitation” has the meaning set forth in Section 2.08(d).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” has the meaning set forth in Section 3.12(m).

“Shares” has the meaning set forth in Section 2.08(a).

“Signing Date Value” means the average VWAP for one Parent Share for the fourteen (14) consecutive Trading ending on and including the Trading Day that is immediately prior to the date of this Agreement.

“Signing Date VWAP” means the volume-weighted average price per share of Parent Shares on the principal national securities exchange on which Parent Shares are then listed, as reported by Bloomberg (or, if not reported by Bloomberg, by another authoritative source mutually agreed by Parent and the Target), for the fourteen (14) consecutive Trading Days ending on and including the Trading Day that is immediately prior to the date of this Agreement.

“Statement of Objections” has the meaning set forth in Section 2.13(c)(ii).

“Stock Consideration” has the meaning set forth in Section 2.08(b).

“Stockholders” has the meaning set forth in the preamble.

“Stockholder Indemnified Party” has the meaning set forth in Section 8.02.

“Stockholder Losses” has the meaning set forth in Section 8.02.

“Stockholder Representative” has the meaning set forth in the preamble.

“Stockholder Representative Expense Amount” means $100,000.

“Stockholder Representative Expense Fund” has the meaning set forth in Section 2.09(b).

“Straddle Period” has the meaning set forth in Section 6.05.

“Subsidiary Distribution” means the transactions whereby, prior to the Closing Date, the Company shall have distributed to the Stockholders 100% of the equity interests of HB Equipment Company, LLC, the Company’s sole subsidiary as of the date hereof.

“Surviving Entity” has the meaning set forth in Section 2.01(b).

“Target” has the meaning set forth in the preamble.

“Target Board” has the meaning set forth in the recitals.

“Target Common Stock” means the common stock of the Target.

“Taxes” means (a) all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (c) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person and (d) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise.

“Taxing Authority” means any Governmental Authority responsible for the collection, administration, determination, assessment, enforcement or imposition of any Tax.

“Tax Return” means any return, declaration, report, election, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.03(a).

“Third Party Defense” has the meaning set forth in Section 8.03(b).

“Trading Day” means any day on which NASDAQ is open for trading.

“Transaction Expenses” means (a) all fees and expenses incurred by the Company and any Affiliate at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents, and the performance and consummation of the Mergers and the other transactions contemplated hereby and thereby, including any unpaid costs of the D&O Tail Policy referenced in Section 5.08(b), (b) the Change in Control Payments; (c) one-half of any fees in connection with the escrow accounts established pursuant to the Escrow Agreement; (d) one-half of any expenses, commissions, retentions and premiums in connection with the R&W Insurance Policy; (e) one-half of any fees, expenses or other costs in connection with obtaining any approval or consent from any Governmental Authority required by the terms of this Agreement and (f) the employer’s share of any payroll or other similar taxes payable in respect of the settlement of any equity interests of the Company and any Affiliate in connection with the transactions contemplated by this Agreement.

“Undisputed Amounts” has the meaning set forth in Section 2.13(c)(iii).

“USC” has the meaning set forth in the recitals.

“USC Contribution” has the meaning set forth in the recitals.

“USC LLC Interests” has the meaning set forth in the recitals.

“VWAP” means, for any Trading Day, the volume-weighted average price at which the Parent Shares trade on NASDAQ as reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside regular trading hours.

ARTICLE II

The Mergers
Section 2.01
The Mergers.
(a)
First Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub 1 will merge with and into the Target, and (b) the separate corporate existence of Merger Sub 1 will cease and the Target will continue its corporate existence as the surviving corporation in the First Merger (sometimes referred to herein as the “Interim Surviving Corporation”).
(b)
Second Merger. As part of a single integrated plan, immediately following the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Law, the Interim Surviving Corporation shall be merged with and into Merger Sub 2, whereupon the separate corporate existence of the Interim Surviving Corporation shall cease, and Merger Sub 2 shall continue its existence under Delaware law as the surviving company in the Second Merger (the “Surviving Entity”) and a direct wholly owned subsidiary of Parent.

Section 2.02
Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Eastern Time, no later than three (3) Business Days after the last of the conditions to Closing set forth in ARTICLE VII has been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as the Company and Parent may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”); provided, that if on the date that would otherwise be the Closing Date pursuant to this Section 2.02 but for the Equity Threshold Condition not being satisfied, then the Closing shall not occur on such date, and shall instead occur, if at all, no later than three (3) Business Days after the first date on which the Equity Threshold Condition is next satisfied (and which remains satisfied up to and through the Closing) and on which all other conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied at the Closing), unless otherwise agreed by the Stockholder Representative and Parent in writing.

(b) The estimated aggregate consideration to be paid by Parent pursuant to the Mergers (“Estimated Total Merger Consideration”) will be an amount equal to the Purchase Price:

(i) plus the Estimated Cash Balance;

(ii) minus the amount (if any) by which the Estimated Closing Net Working Capital is less than the Net Working Capital Target;

(iii) plus the amount (if any) by which the Estimated Closing Net Working Capital exceeds the Net Working Capital Target;

(iv) minus the Estimated Indebtedness; and

(v) minus the Estimated Transaction Expenses.

For the avoidance of doubt, the Estimated Total Merger Consideration shall not be reduced by the Escrow Amount; the Escrow Amount shall instead be withheld from the Cash Consideration otherwise deliverable to the Stockholders at the Closing and deposited with the Escrow Agent pursuant to Section 2.03(b) and Section 2.09.

Section 2.03
Closing Deliverables.
(a)
At or prior to the Closing, the Company shall deliver to Parent the following:
(i)
the Escrow Agreement, duly executed by the Stockholder Representative;
(ii)
a joinder signature page, duly executed by the Stockholders and dated as of the Closing Date, to that certain Registration Rights Agreement dated as of December 9, 2025 by and between Parent and the other parties named therein (the “Parent Rights Agreement”);
(iii)
resignations of the directors and officers of the Group Companies pursuant to Section 5.06;
(iv)
termination of those contracts listed on Schedule 2.03(a)(iv);

(v)
a certificate, dated the Closing Date and signed by a duly authorized officer of the Group Companies, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied;
(vi)
a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Target and Company certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the Target Board and Company Managers authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and (2) resolutions of the Stockholders approving the Mergers and adopting this Agreement, and (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;
(vii)
a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Target and Company certifying the names and signatures of the officers of the Target and Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;
(viii)
a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws of which the Target and Company are organized;
(ix)
the Estimated Closing Statement contemplated in Section 2.13(a);
(x)
the Consideration Spreadsheet contemplated in Section 2.14;
(xi)
the FIRPTA Statement;
(xii)
evidence, in form and substance reasonably acceptable to Parent, that the Subsidiary Distribution has been completed; and
(xiii)
a payoff letter in form and substance reasonably acceptable to Parent issued by each applicable holder of Indebtedness not earlier than three Business Days before the Closing Date, which sets forth (A) the amounts required to repay in full all Indebtedness owed to such holder as of the Closing (but after giving effect to the Closing), (B) the wire transfer instructions for the repayment of such Indebtedness to such holder, and (C) a release of all Encumbrances granted by the Group Companies to such holder or otherwise arising with respect to such Indebtedness, effective upon repayment of such Indebtedness (collectively, the “Payoff Letters”).
(b)
At the Closing, Parent shall deliver to the Group Companies (or such other Person as may be specified herein) the following:
(i)
the Cash Consideration, minus the Escrow Amount, to the Stockholders;
(ii)
the Stock Consideration to the Stockholders (via book-entry);
(iii)
the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(iv)
payment to the Escrow Agent by wire transfer of immediately available funds of the Purchase Price Adjustment Escrow Amount and the Stockholder Representative Expense Amount as set forth in Section 2.09;
(v)
payment to third parties by wire transfer of immediately available funds of the amount of money due and owing from the Group Companies to such third parties as Transaction Expenses and outstanding Indebtedness as set forth on the Estimated Closing Statement;
(vi)
a certificate, dated the Closing Date and signed by a duly authorized officer of Parent and Merger Subs, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) has been satisfied;
(vii)
a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent and Merger Subs certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Parent and Merger Subs authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and
(viii)
a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent and Merger Subs certifying the names and signatures of the officers of Parent and Merger Subs authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.
Section 2.04
Effective Time and Second Effective Time.
(a)
Effective Time. Subject to the provisions of this Agreement, at the Closing, the Target, Parent and Merger Sub 1 shall cause a certificate of merger (the “First Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The First Merger shall become effective at such time as the First Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Target and Parent in writing and specified in the First Certificate of Merger in accordance with the DGCL (the effective time of the First Merger being hereinafter referred to as the “Effective Time”).
(b)
Second Effective Time. Immediately following the Effective Time on the Closing Date, the Interim Surviving Corporation and Merger Sub 2 will cause a certificate of merger (the “Second Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the DLLCA. The Second Merger will become effective at such time as the Second Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Target and Parent in writing and specified in the Second Certificate of Merger in accordance with the DGCL and the DLLCA (the effective time of the Second Merger being hereinafter referred to as the “Second Effective Time”).
Section 2.05
Effects of the Mergers.

(a)
First Merger. The First Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Target and Merger Sub 1 shall vest in the Interim Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Target and Merger Sub 1 shall become the debts, liabilities, obligations, restrictions and duties of the Interim Surviving Corporation.
(b)
Second Merger. The Second Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto from and after the Second Effective Time, the effects of the Second Merger shall be that all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Interim Surviving Corporation and Merger Sub 2 shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of each of the Interim Surviving Corporation and Merger Sub 2 shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Entity.
Section 2.06
Certificate of Incorporation; By-laws.
(a)
Interim Surviving Corporation. At the Effective Time, (i) the certificate of incorporation of Merger Sub 1 as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Interim Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (ii) the by-laws of Merger Sub 1 as in effect immediately prior to the Effective Time shall be the by-laws of the Interim Surviving Corporation, except that references to Merger Sub 1’s name shall be replaced with references to the Interim Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Interim Surviving Corporation or as provided by applicable Law.
(b)
Surviving Entity. At the Second Effective Time, (i) the certificate of formation of Merger Sub 2, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation of the Surviving Entity until thereafter amended in accordance with the terms thereof and applicable Law; and (ii) the operating agreement of Merger Sub 2, as in effect immediately prior to the Second Effective Time, shall be the operating agreement of the Surviving Entity, until thereafter amended in accordance with the terms thereof, the certificate of formation of the Surviving Entity, and applicable Law, except that the name of the Surviving Entity shall be CHBC Holding Company, LLC.
Section 2.07
Directors and Officers.
(a)
Interim Surviving Corporation. The directors and officers of Merger Sub 1, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Interim Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Interim Surviving Corporation.
(b)
Surviving Entity. The directors and officers of the Interim Surviving Corporation, in each case, immediately prior to the Second Effective Time shall, from and after the Second Effective Time, be the initial managers and officers, respectively, of the Surviving Entity, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Entity.
Section 2.08
Effect of the First Merger on Common Stock. At the Effective Time, as a result of the First Merger and without any action on the part of Parent, Merger Subs, Target, the Company or any Stockholder:
(a)
Cancellation of Certain Target Common Stock. Shares of Target Common Stock (the “Shares”) that are owned by Parent, Merger Subs, Target or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(b)
Conversion of Target Common Stock. Each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a Stockholder’s Pro Rata Share of each of the following: (A) a number of Parent Shares (rounded to the nearest whole Parent Share) equal to (x) the Exchange Ratio multiplied by (y) the number of Shares issued and outstanding immediately prior to the Effective Time (the “Stock Consideration”) and (B) an aggregate amount of cash equal to one-half of the Estimated Total Merger Consideration, plus any Collar Cash Amount, without interest (the “Cash Consideration”), together with any amounts that may become payable in respect of such Share in the future from the Escrow Funds as provided in this Agreement and the Escrow Agreement or in respect of the Post-Closing Adjustment, at the respective times and subject to the contingencies specified herein and therein; provided, that the Escrow Amount shall be withheld from the Cash Consideration otherwise payable to the Stockholders at the Closing and deposited with the Escrow Agent in accordance with Section 2.09, to be released, if at all, as provided in this Agreement and the Escrow Agreement.
(c)
Conversion of Merger Sub 1 Capital Stock. Each share of common stock of Merger Sub 1 issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Interim Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Interim Surviving Corporation.
(d)
Collar Adjustment.
(i)
No adjustment shall be made pursuant to this Section 2.08(d) if the Closing Date VWAP is equal to or greater than the Floor Price.
(ii)
If the Closing Date VWAP is less than the Floor Price, Parent shall pay in cash an amount equal to the product of (A) the excess, if any, of the Floor Price over the Closing Date VWAP and (B) the Base Share Number (the “Collar Cash Amount”). The Collar Cash Amount shall constitute part of the Cash Consideration and the Merger Consideration.
(iii)
If payment of the full Collar Cash Amount in cash would cause the product of the Base Share Number and the Closing Date VWAP to be less than forty-three and one-half percent (43.5%) of the Merger Consideration, then (1) the Collar Cash Amount shall be fixed at the amount that causes the aggregate cash consideration (including the Cash Consideration and the Collar Cash Amount) to equal fifty-six and one-half percent (56.5%) of the Merger Consideration, and (2) Parent shall issue additional Parent Shares (the “Additional Shares”) so that the product of: (y) the sum of the Base Share Number and the Additional Shares; and (z) the Closing Date VWAP, equals forty-three and one-half percent (43.5%) of the Merger Consideration.
(iv)
Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate number of Parent Shares issuable in the transactions contemplated by this Agreement exceed the maximum number of Parent Shares that may be issued without approval of Parent’s stockholders under NASDAQ Listing Rule 5635(a) (the “NASDAQ Share Cap”). To the extent the number of Additional Shares otherwise issuable pursuant to this Section 2.08(d) would cause such aggregate number to exceed the NASDAQ Share Cap, the number of Additional Shares shall be reduced to the extent necessary (a “Share Cap Limitation”).
(v)
Parent shall deliver to Stockholder Representative, no later than five (5) Business Days after the last trading day of the period used to calculate the Closing Date VWAP, a written statement setting forth in reasonable detail the Closing Date VWAP, the Collar Cash Amount, the number of Additional Shares and whether a Share Cap Limitation applies. For the avoidance of doubt, the forty-three and one-half percent (43.5%) mechanism set forth in this Section 2.08(d) operates independently of, and does not modify, the Equity Threshold Condition.
Section 2.09
Escrow Funds. In accordance with the Escrow Agreement, Parent shall deposit or cause to be deposited with the Escrow Agent:
(a)
the Purchase Price Adjustment Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Purchase Price Adjustment Escrow Fund”), to be held for the purpose of securing the obligations of the Stockholders in Section 2.13(d); and
(b)
the Stockholder Representative Expense Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Stockholder Representative Expense Fund” and together, with the Purchase Price Adjustment Escrow Fund, the “Escrow Funds”), to be held for the purpose of funding any expenses of Stockholder Representative arising in connection with the administration of Stockholder Representative’s duties in this Agreement after the Effective Time.
Section 2.10
No Further Ownership Rights in Target Common Stock. All Merger Consideration paid or payable upon the surrender of certificates, in accordance with the terms hereof shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to the Shares formerly represented by such certificate, and from and after the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer books of the Interim Surviving Corporation. If, after the Effective Time, certificates are presented to the Interim Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II and elsewhere in this Agreement.
Section 2.11
Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Parent shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.12
Withholding Rights. Each of the Parent, Merger Subs and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of any Tax Law. To the extent that amounts are so deducted and withheld by the Parent, Merger Subs or the Surviving Entity, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Parent, Merger Subs or the Surviving Entity, as the case may be, made such deduction and withholding.
Section 2.13
Purchase Price Adjustment.
(a)
Closing Adjustment. At least five (5) Business Days before the Closing, the Group Companies shall prepare and deliver to Parent a statement setting forth its good faith estimate of (i) the Cash Balance as of 12:01 a.m. (Eastern Time) on the Closing Date (“Estimated Cash Balance”), (ii) the outstanding Indebtedness on the Closing Date (“Estimated Indebtedness”), (iii) the amount of unpaid Transaction Expenses (“Estimated Transaction Expenses”); (iv) the Closing Net Working Capital as of 12:01 a.m. (Eastern Time) on the Closing Date (“Estimated Closing Net Working Capital”); and (v) the Estimated Total Merger Consideration, calculated in accordance with Section 2.02(b) based on the estimates described in the foregoing clauses (i) through (iv), prepared in accordance with GAAP (the “Estimated Closing Statement”).
(b)
Post-Closing Adjustment. Within ninety (90) days after the Closing Date, Parent shall prepare and deliver to Stockholder Representative a statement (“Closing Statement”) setting forth its calculation of the following, prepared in accordance with GAAP: (i) the Cash Balance as of 12:01 a.m. (Eastern Time) on the Closing Date (“Final Cash Balance”), (ii) the Indebtedness as of the Closing Date (“Final Indebtedness”), (iii) the Transaction Expenses (“Final Transaction Expenses”); (iv) the Closing Net Working Capital as of 12:01 a.m. (Eastern Time) on the Closing Date (“Final Closing Net Working Capital”); and (v) the amount derived by re-calculating the Estimated Total Merger Consideration in accordance with Section 2.02(b) after replacing the Estimated Cash Balance, Estimated Indebtedness, Estimated Transaction Expenses and Estimated Closing Net Working Capital with the Final Cash Balance, Final Indebtedness, Final Transaction Expenses and Final Closing Net Working Capital, respectively (as so recalculated and as finally determined in accordance with this Section 2.13, “Final Total Merger Consideration”). The “Post-Closing Adjustment” shall be an amount (which may be a positive or negative number) equal to (x) the Final Total Merger Consideration minus (y) the Estimated Total Merger Consideration.
(c)
Examination and Review.
(i)
Examination. After receipt of the Closing Statement, Stockholder Representative shall have thirty (30) days (the “Review Period”) to review the Closing Statement. During the Review Period, Stockholder Representative and its accountants shall have reasonable access to the books and records of the Group Companies, the personnel of, and work papers prepared by, Parent and/or its accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Parent’s possession) relating to the Closing Statement as Stockholder Representative may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Parent or the Company.

(ii)
Objection. On or prior to the last day of the Review Period, Stockholder Representative may object to the Closing Statement by delivering to Parent a written statement setting forth its objections in reasonable detail, indicating each disputed item or amount and the basis for its disagreement therewith (the “Statement of Objections”). If Stockholder Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement shall be deemed to have been accepted by Stockholder Representative. If Stockholder Representative delivers the Statement of Objections before the expiration of the Review Period, Parent and Stockholder Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Parent and Stockholder Representative, shall be final and binding.
(iii)
Resolution of Disputes. If Stockholder Representative and Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of the Independent Accountant who, acting as an expert and not as an arbitrator, shall resolve the Disputed Amounts only and make any adjustments to the Closing Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and its decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.
(iv)
Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by the Stockholder Representative (on behalf of the Stockholders), on the one hand, and by Parent, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Stockholder Representative or Parent, respectively, bears to the aggregate amount actually contested by the Stockholder Representative and Parent. Any such fees and expenses payable by the Stockholder Representative shall be paid from the Stockholder Representative Expense Fund to the extent available.
(v)
Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and its resolution of the Disputed Amounts and its adjustments to the Closing Statement shall be conclusive and binding upon the parties hereto, absent manifest error.
(d)
Payment of Post-Closing Adjustment.
(i)
If the Final Total Merger Consideration is less than the Estimated Total Merger Consideration, Stockholder Representative and Parent shall, within five (5) Business Days after the final determination of the Post-Closing Adjustment, jointly instruct the Escrow Agent to disburse from the Purchase Price Adjustment Escrow Fund by wire transfer of immediately available funds (A) to Parent, the absolute value of the Post-Closing Adjustment, and (B) to the Stockholders in accordance with their Pro Rata Shares, such Stockholders’ aggregate Pro Rata Share of any amounts remaining in the Purchase Price Adjustment Escrow Fund. If the absolute value of the Post-Closing Adjustment is greater than the amount held in the Purchase Price Adjustment Escrow Fund, then each Stockholder shall, jointly and severally, pay to Parent by wire transfer of immediately available funds the amount by which the absolute value of the Post-Closing Adjustment exceeds the amount in the Purchase Price Adjustment Escrow Fund.
(ii)
If the Final Total Merger Consideration is more than the Estimated Total Merger Consideration, within five (5) Business Days after the final determination of the Post-Closing Adjustment, (i) Stockholder Representative and Parent shall jointly instruct the Escrow Agent to disburse from the Purchase Price Adjustment Escrow Fund by wire transfer of immediately available funds to the Stockholders, for distribution to the Stockholders in accordance with their Pro Rata Shares, such Stockholders’ aggregate Pro Rata Share of the Purchase Price Adjustment Escrow Fund and (ii) Parent shall pay by wire transfer of immediately available funds to the Stockholders in accordance with their Pro Rata Shares, an aggregate amount equal to the Post-Closing Adjustment.
(e)
Adjustments for Tax Purposes. Any payments made pursuant to Section 2.13 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.
Section 2.14
Consideration Spreadsheet.
(a)
At least five (5) Business Days before the Closing and concurrently with the delivery of the Estimated Closing Statement, the Group Companies shall prepare and deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), certified by the Chief Executive Officer of the Company, which shall set forth, as of the Closing Date and immediately prior to the Effective Time, the following:
(i)
the names and addresses of all Stockholders and the number of shares of Target Common Stock held by such Persons;
(ii)
detailed calculations of the Estimated Total Merger Consideration, the Cash Consideration (including any Collar Cash Amount), the Stock Consideration (including any Additional Shares), the Fully Diluted Share Number and the Closing Per Share Merger Consideration;
(iii)
each Stockholder’s Pro Rata Share (as a percentage interest and in dollar terms) of the Cash Consideration and the Stock Consideration; and
(iv)
each Stockholder’s Pro Rata Share (as a percentage interest and in dollar terms) of the amount to be contributed to the Escrow Funds.
(b)
The parties agree that Parent and Merger Subs shall be entitled to rely on the Consideration Spreadsheet in making payments under ARTICLE II and Parent and Merger Subs shall not be responsible for the calculations or the determinations regarding such calculations in such Consideration Spreadsheet.
Section 2.15
Earnout.
(a)
Upon the terms and subject to the conditions set forth in this Section 2.15, following the Closing, the Stockholders may be entitled to an earnout payment. If, and only if, as of the end of the Earnout Period, the Earnout Amount is determined to be a positive number, Parent shall pay to the accounts designated by the Stockholder Representative, based on each Stockholder’s Pro Rata Share, an amount equal to the Earnout Amount, multiplied by 6.5 (the “Earnout Payment”). If the Earnout Amount is a negative number, no Earnout Payment shall be made. Notwithstanding any provision in this Agreement to the contrary, in no event will the aggregate Earnout Payment exceed $97.5 million. The Earnout Payment, if any, shall be paid 50% in cash and 50% in Parent Shares, with such Parent Shares so issued at a value equal to the Signing Date Value. Stockholders shall not be entitled to any interest on the Earnout Payment under this Agreement.
(b)
Within five Business Days after the completion of the audit of the financial statements for the 2026 fiscal year, Parent shall deliver to Stockholder Representative a written statement setting forth Parent’s good faith calculations of the Company EBITDA, Adjusted Company EBITDA and the Earnout Amount for the Earnout Period (the “Earnout Consideration Statement”). Following the delivery of the Earnout Consideration Statement, and upon the Stockholder Representative’s reasonable request and for purposes of the Stockholder Representative’s review of the Earnout Consideration Statement, the Parent shall promptly make the work papers, back-up materials, books, records and supporting data used in preparing, and the employees and Representatives of the Parent and its Affiliates who participated in the preparation of, such Earnout Consideration Statement available to the Stockholder Representative and its Representatives during normal business hours and upon reasonable notice. Within 15 days following the delivery of the Earnout Consideration Statement, the Stockholder Representative shall either: (i) inform the Parent in writing that such Earnout Consideration Statement is acceptable; or (ii) object to such Earnout Consideration Statement in writing, setting forth, in reasonable detail and with reasonable supporting information, a description of the Stockholder Representative’s objections and an alternate calculation of each such objected item. If the Stockholder Representative does not timely object to the Earnout Consideration Statement, then the Stockholder Representative (on behalf of the Stockholders) shall be deemed to have accepted such Earnout Consideration Statement. If the Stockholder Representative delivers an objection notice in accordance with this Section 2.15(b), the dispute resolution procedures set forth in Section 2.13(c) shall apply to the resolution of such dispute, and the Earnout Amount shall be determined by the Independent Accountant, in its capacity as an expert and not as an arbitrator, in accordance with the procedures set forth in Section 2.13(c), mutatis mutandis.
(c)
The right of the Stockholders to receive any portion of any Earnout Amount: (i) is not a security for purposes of any federal or state securities Laws; and (ii) shall not be represented by any form of certificate or instrument, other than this Agreement.
(d)
The parties intend that for all applicable income Tax purposes, any Earnout Payment to the Stockholders shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of U.S. state, local, or non-U.S. law, as appropriate (subject to imputation of interest under Section 483 or Section 1274 of the Code).
(e)
From and after the Closing until the conclusion of the Earnout Period, the Parent shall (and shall cause its Affiliates to) act in good faith with respect to the Company, the Earnout Amount and the achievement of Company EBITDA; provided, that notwithstanding the foregoing, the Parent shall have no obligation or duty to use efforts to cause any portion of the Earnout Amount to be earned, and the implied covenant of good faith and fair dealing shall not be deemed to impose any obligation on the Parent or its Affiliates to cause any portion of the Earnout Amount to be earned. The Stockholders acknowledge that (i) upon the Closing, Parent has the right to operate the business of the Company and Parent’s other businesses in any way that Parent deems appropriate in its sole discretion, (ii) Parent has no obligation to operate the Company in order to achieve or to maximize the Earnout Amount, (iii) the Earnout Amount is speculative and is subject to numerous factors outside Parent’s control, (iv) there is no assurance that the Stockholders will receive any Earnout Amount and Parent has neither promised nor projected any Earnout Payment, (v) Parent owes no fiduciary duty or express or implied duty to Stockholders, including any implied duty of good faith and fair dealing, and (vi) the parties solely intend the express provisions of this Agreement to govern their contractual relationship relating to the earnout. Stockholders hereby waive any fiduciary duty or express or implied duty of Parent to Stockholders, including any implied duty of good faith and fair dealing. Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing until the conclusion of the Earnout Period, the Parent shall (and shall cause its Affiliates to) not, directly or indirectly, take or cause to be taken any action or fail to take any action with the primary purpose or intent of frustrating or otherwise impairing the achievement of the Earnout Payment or the achievement of Company EBITDA.
ARTICLE III

Representations and warranties of the Group Companies

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Stockholders jointly and severally represent and warrant to Parent that the statements contained in this ARTICLE III are true and correct as of the date hereof and as of the Closing Date.

Section 3.01
Organization and Qualification of the Target and Company. The Target is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is a corporation, and, as of the Closing, shall be a limited liability company, duly organized, validly existing, and in good standing under the Laws of the State of Florida and has full corporate or limited liability company power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Target or Company are licensed or qualified to do business, and each of the Target and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. As of the Closing, the Company shall be the sole subsidiary of the Target.
Section 3.02
Authority; Approval. The Target has full corporate power and authority and the Company has full corporate or limited liability company power and authority to enter into and perform their obligations under this Agreement and the Ancillary Documents to which they are a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Target and Company of this Agreement and any Ancillary Document to which they are a party and the consummation by the Target and Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Target and Company and no other corporate proceedings on the part of the Target or Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Mergers and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Target and Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Target and Company enforceable against the Target and Company in accordance with its terms, except to the extent enforcement may be affected by any Law relating to bankruptcy, insolvency and creditors’ rights and by general principles of equity affecting the availability of injunctive relief, specific performance and other equitable remedies

(collectively, “Enforceability Exceptions”). When each Ancillary Document to which the Target or Company is or will be a party has been duly executed and delivered by the Target or Company, as applicable (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Target or Company, as applicable, enforceable against it in accordance with its terms, subject to any Enforceability Exceptions.
Section 3.03
No Conflicts; Consents. The execution, delivery and performance by the Target and Company of this Agreement and the Ancillary Documents to which either is a party, and the consummation of the transactions contemplated hereby and thereby, including the Mergers, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Target or Company (“Charter Documents”); (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Group Companies; (iii) except as set forth in Section 3.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, or cancel any Material Contract to which the Group Companies are a party or by which the Group Companies are bound or to which any of their respective properties and assets are subject or any Permit held by the Company or Target affecting the properties, assets or business of the Group Companies; or (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Group Companies. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Group Companies in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificates of Merger with the Secretary of State of Delaware and the Certificate of Conversion with the Secretary of State of Florida in connection with the Conversion.
Section 3.04
Capitalization.
(a)
The authorized capital of the Target consists of one hundred (100) Shares, of which one hundred (100) Shares are issued and outstanding immediately prior to the Effective Time. The authorized capital of the Company consists of 100,000 shares of capital stock, of which 100 shares are designated as Class A common stock (voting) and 99,900 shares are designated as Class B common stock (non-voting), and all such authorized shares of capital stock are issued and outstanding as of the date hereof. As of the Closing Date, the Company’s outstanding equity interests will consist of membership interests owned 100% by the Target.
(b)
Section 3.04(b) of the Disclosure Schedules sets forth, as of the date hereof, the name of each Person that is the registered owner of any Shares or equity interests in the Target and the number of Shares or equity interests in the Target owned by such Person.
(c)
Except as set forth on Section 3.04(c) of the Disclosure Schedules, (i) no subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Group Companies is authorized or outstanding, and (ii) there is no commitment by the Group Companies to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of the Group Companies or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid dividends with respect to any Shares or Company equity interests.

(d)
All issued and outstanding Shares and issued and outstanding equity interests of the Company, are (i) duly authorized, validly issued, fully paid and non-assessable; (ii) not subject to any preemptive rights created by statute, the Charter Documents or any agreement to which the Group Companies are a party; and (iii) free of any Encumbrances created by the Group Companies in respect thereof. All issued and outstanding Shares and issued and outstanding equity interests of the Company were issued in compliance with applicable Law.
(e)
No outstanding Shares or outstanding Company equity interests are subject to vesting or forfeiture rights or repurchase by the Group Companies. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to the Target, Company, or any of their securities.
(f)
All distributions, dividends, repurchases and redemptions of the capital stock (or other equity interests) of the Group Companies were undertaken in compliance with the Charter Documents then in effect, any agreement to which the Group Companies then were a party and in compliance with applicable Law.
Section 3.05
No Subsidiaries; USC Contribution.
(a)
Except as set forth in Section 3.05 of the Disclosure Schedules, the Company does not own or have any interest in any shares or ownership interest in any other Person.
(b)
As a result of the USC Contribution, USC shall become a wholly owned subsidiary of the Company, free and clear of all Encumbrances (other than Permitted Encumbrances).
Section 3.06
Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheets of the Company as at December 31 in each of the years ended 2024 and 2025 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Financial Statements”) have been delivered to Parent. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Financial Statements fairly present in all material respects the financial conditions of the Target and Company as of the respective dates they were prepared and the results of the operations of the Target and Company for the periods indicated. The balance sheet of the Company as of December 31, 2025 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of June 30, 2026 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Target and Company maintain a standard system of accounting established and administered in accordance with GAAP. The Financial Statements were derived from the books and records of the Company, which are accurate and complete and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. To the Target and Company’s Knowledge, the internal controls and procedures of the Target and Company are sufficient to ensure that the Financial Statements are accurate in all material respects.
Section 3.07
Undisclosed Liabilities. Except as set forth on Section 3.07 of the Disclosure Schedules, the Target and Company have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”) of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, in each case, none of which relate to (i) breach of contract, (ii)

breach of warranty, (iii) tort, (iv) Intellectual Property infringement, (v) violation of Law or (vi) any Environmental Liability.
Section 3.08
Absence of Certain Changes, Events and Conditions. Except as set forth in Section 3.08 of the Disclosure Schedules, since the Balance Sheet Date, the business of the Target and Company has been conducted in the ordinary course of business consistent with past practice, there has not been, with respect to the Target and Company, any:
(a)
event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)
other than in connection with the Restructuring, amendment of the Charter Documents;
(c)
split, combination or reclassification of any shares of the Target’s capital stock or the Company’s equity interests;
(d)
other than in connection with the Restructuring, the issuance, sale or other disposition of any of the Target’s capital stock or Company’s equity interests or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of the Target’s capital stock or Company’s equity interests;
(e)
declaration or payment of any dividends or distributions on or in respect of any of the Target’s capital stock or Company’s equity interests or redemption, purchase or acquisition of the Target’s capital stock or Company’s equity interests;
(f)
material change in any method of accounting or accounting practice of the Group Companies, except as required by GAAP or as disclosed in the notes to the Financial Statements;
(g)
material change in the Group Companies’ policies, practices and procedures with respect to collection of accounts receivable, payment of trade accounts payable, establishment of reserves for uncollectible accounts, or accrual of accounts receivable;
(h)
entry into any Contract that would constitute a Material Contract;
(i)
incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;
(j)
transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet other than in the ordinary course of business consistent with past practice or cancellation of any debts or entitlements;
(k)
transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements;
(l)
abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration;
(m)
material damage, destruction or loss (whether or not covered by insurance) to its property;

(n)
capital investment in, or loan to, any other Person;
(o)
acceleration, termination, material modification to or cancellation of any Material Contract;
(p)
material capital expenditures other than in the ordinary course of business consistent with past practice;
(q)
imposition of any Encumbrance upon any of the Group Companies’ properties, capital stock or assets, tangible or intangible;
(r)
(i) entry into any employment contract or collective bargaining agreement, written or oral, or modification of the terms of any such contract or agreement, (ii) grant of any increase in the base compensation of any Company Service Provider outside the ordinary course of business, (iii) adoption, amendment, modification, or termination of any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any Company Service Provider (or any such action taken with respect to any other benefit plan), or (iv) made any other change in employment terms for any Company Service Provider outside the ordinary course of business;
(s)
loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or Company Service Providers;
(t)
except for the Mergers, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(u)
purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $50,000, individually (in the case of a lease, per annum) or $250,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;
(v)
acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;
(w)
action by the Group Companies to (i) make, change or rescind any Tax election, (ii) settle or compromise any Tax claim or assessment, including surrendering any claim for any Tax refund, (iii) amend any Tax Return, (iv) adopt or change any annual accounting period or any Tax accounting method or practice, (v) agree to an extension or waiver of a statute of limitations period applicable to any Tax claim or assessment, (vi) initiate any voluntary contact (including through any voluntary disclosure program) with any Governmental Authority in respect of material Taxes, or (vii) take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent, Target, Company or the Surviving Entity in respect of any Post-Closing Tax Period; or
(x)
Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 3.09
Material Contracts.

(a)
Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Target or Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedules and all Company IP Agreements set forth in Section 3.12(b) of the Disclosure Schedules, being “Material Contracts”):
(i)
each Contract of the Group Companies involving aggregate annual consideration in excess of $5,000,000 and which, in each case, cannot be cancelled by the Group Companies without penalty or without more than 90 days’ notice;
(ii)
all Contracts that require the Group Companies to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;
(iii)
all Contracts that provide for the indemnification by the Group Companies of any Person or the assumption of any Tax, environmental or other Liability of any Person other than Contracts that contain customary or standard indemnification, hold-harmless or similar provisions contained in Contracts entered into in the ordinary course of business consistent with past practice;
(iv)
all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);
(v)
all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Group Companies are a party;
(vi)
any Contract for employment of any Company Service Provider on a full-time, part-time, consulting or other basis;
(vii)
any Contract or benefit plan that provides for a payment, benefit or accelerated vesting upon the execution of this Agreement or the Closing or in connection with any of the transactions contemplated by this Agreement;
(viii)
any collective bargaining agreement, labor contract or other written agreement or arrangement with any labor union, collective bargaining agent, industrial organization or any employee organization or contract, agreement or arrangement with a professional employer organization or other contract, agreement or arrangement providing for co-employment of employees of the Group Companies;
(ix)
any Contract providing for severance, retention, change in control or other similar payments or benefits to any Company Service Provider;
(x)
except for Contracts relating to trade payables, all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Group Companies;
(xi)
all Contracts with any Governmental Authority to which the Group Companies are a party other than such Contracts in which the Governmental Authority is a client and the total aggregate compensation to be paid by such Governmental Authority to the Company pursuant to such Contract is less than $5,000,000 (“Government Contracts”);
(xii)
all Contracts that limit or purport to limit the ability of the Group Companies to compete in any line of business or with any Person or in any geographic area or during any period of time;
(xiii)
any Contracts to which the Group Companies are a party that provide for any joint venture, partnership or similar arrangement;
(xiv)
all surety bonds (including performance bonds or bid bonds), performance guarantees, letters of credit or similar arrangements;
(xv)
any other Contract that is material to the Group Companies and not previously disclosed pursuant to this Section 3.09; provided that the parties agree that any Contract between the Company and any Material Customer or Material Supplier that is not a Contract involving aggregate annual consideration in excess of $1,000,000 and which cannot be cancelled by the Group Companies without penalty or without more than ninety (90) days’ notice shall not be deemed to be a Material Contract for the purposes of this Agreement.
(b)
Each Material Contract is valid and binding on the Group Companies in accordance with its terms and is in full force and effect. Neither the Target nor the Company or, to the Target and Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Parent.
(c)
Section 3.09(c) of the Disclosure Schedules sets forth (i) a complete list of all claims made to the sureties or insurers of the Company since January 1, 2024 with respect to any matters related to or arising out of all outstanding contractual warranties and guarantees on any job or project of the Company and (ii) a complete list of all material outstanding, unresolved claims under contractual warranties and guarantees of any Company with respect to a job or project of the Company completed prior to the date hereof, excluding warranties and guarantees furnished by subcontractors, material suppliers, or other third parties and excluding warranties and guarantees for which any Company has adequate and reasonable insurance coverage.
Section 3.10
Title to Assets; Real Property.
(a)
The Group Companies have good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. Except as set forth in Section 3.10 of the Disclosure Schedules, all such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)
liens for Taxes not yet due and payable;
(ii)
mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice for amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Group Companies;
(iii)
easements, rights of way, zoning ordinances, restrictions, covenants, declarations and similar encumbrances affecting the Real Property; or
(iv)
liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Group Companies.
(b)
The Target and Company do not own any Real Property. The Group Companies have delivered or made available to Parent true, complete and correct copies of any leases affecting the Real Property, which are listed on Section 3.10(b) of the Disclosure Schedules. The Real Property is sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to Closing. The Group Companies are not sublessors of, and have not assigned any lease covering, any item of Real Property. The Real Property is not subject to any material rights of way, building use restrictions, title exceptions, variances, reservations or limitations of any kind or nature, except those that do not materially impair the current use or occupancy of the Real Property. The Real Property complies in all material respects with all material Laws, including zoning requirements, and the Group Companies have not received any written notifications from any governmental body requiring improvements to the Real Property.
Section 3.11
Condition and Sufficiency of Assets. To the Target and Company’s Knowledge, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Group Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Group Companies, together with all other properties and assets of the Group Companies, are sufficient for the continued conduct of the Group Companies’ business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Group Companies as currently conducted.
Section 3.12
Intellectual Property; Data Privacy.
(a)
Section 3.12(a) of the Disclosure Schedules contains a correct, current, and complete list of: (i) all Company IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status; (ii) all unregistered Trademarks included in the Company Intellectual Property; (iii) all proprietary Software owned and developed by the Company; and (iv) all other Company Intellectual Property used or held for use in the Group Companies’ business as currently conducted.

(b)
Section 3.12(b) of the Disclosure Schedules contains a correct, current and complete list of all Company IP Agreements, specifying for each the date, title and parties thereto, and separately identifying the Company IP Agreements: (i) under which the Group Companies are a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property; (ii) under which the Group Companies are a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Group Companies’ ownership or use of Intellectual Property, in each case other than licenses for commercially available, off-the-shelf Software licensed to the Group Companies on standard terms and conditions (“Off-the-Shelf Software”). The Group Companies have provided Parent with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements, including all modifications and amendments thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Group Companies in accordance with its terms and is in full force and effect. Neither the Target nor the Company nor, to the Target and Company’s Knowledge, any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement.
(c)
The Group Companies are the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Group Companies’ business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Group Companies have provided Parent with true and complete copies of all such Contracts. All assignments and other instruments necessary to establish, record, and perfect the Group Companies’ ownership interest in the Company IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars.
(d)
Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Group Companies’ right to own or use any Company Intellectual Property or Licensed Intellectual Property.
(e)
All of the Company Intellectual Property and Licensed Intellectual Property are valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Group Companies have taken all necessary steps to maintain and enforce the Company Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property. All required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. The Group Companies have provided Parent with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Company IP Registrations.
(f)
The conduct of the Group Companies’ business as currently and formerly conducted, including the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of the Group Companies have not infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property.

(g)
There are no Actions (including any opposition, cancellation, revocation, review or other proceeding), whether settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Group Companies of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or the Group Companies’ right, title, or interest in or to any Company Intellectual Property or Licensed Intellectual Property; or (iii) by the Company or by the owner of any Licensed Intellectual Property alleging any infringement, misappropriation or other violation by any Person of the Company Intellectual Property or such Licensed Intellectual Property. The Group Companies are not aware of any facts or circumstances that could reasonably be expected to give rise to such Action. The Group Companies are not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property or Licensed Intellectual Property.
(h)
Section 3.12(h) of the Disclosure Schedules contains a correct, current, and complete list of all social media accounts used in the Group Companies’ business. The Group Companies have materially complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or threatened, alleging any (i) breach or other violation of any Platform Agreement by the Group Companies; or (ii) defamation, violation of publicity rights of any Person, or any other violation by the Group Companies in connection with its use of social media.
(i)
Except as set forth in Section 3.12(i) of the Disclosure Schedules, all Company IT Systems are in good working condition and are sufficient for the operation of the Group Companies’ business as currently conducted and as proposed to be conducted. In the past three (3) years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems.
(j)
The Group Companies, and, to the Group Companies’ Knowledge, all vendors, processors, or other third parties acting for or on behalf of the Group Companies in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Group Companies, comply and at all times in the past three (3) years have materially complied, with all of the following: (i) Privacy Laws; (ii) rules of self-regulatory organizations; (iii) industry standards, guidelines, and best practices; (iv) the Company Privacy and Data Security Policies; and (v) any contractual requirements or terms of use concerning the Processing of Personal Information to which the Group Companies are a party or otherwise bound as of the date hereof (“Privacy Agreements”).
(k)
The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the transfer of all Personal Information in the possession or control of the Group Companies to Parent or its subsidiaries (including the Surviving Entity), do not and will not: (i) conflict with or result in a violation or breach of any Privacy Laws, Company Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Group Companies), or Privacy Agreements; or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information.
(l)
At all times, the Group Companies have (i) made all disclosures to users or customers about its activities involving Processing Personal Information as required by applicable

Laws, and none of such disclosures made or contained in any Company Privacy and Data Security Policy has been in violation of any Privacy Laws; and (ii) obtained all necessary consents required under applicable Laws to Process Personal Information. To the Target and Company’s Knowledge, all vendors, processors, and other third parties Processing Personal Information for or on behalf of the Group Companies or any of its subsidiaries are and for the past three (3) years have been in compliance with the Company Privacy and Data Security Policies. The Group Companies have delivered or made available to Parent true, complete, and correct copies of all Company Privacy and Data Security Policies.
(m)
In the past three (3) years, (A) no Personal Information or IT Systems in the possession or control of the Group Companies, or held, Processed, or managed by any vendor, processor, or other third party for or on behalf of the Group Companies, have been subject to any data breach or other security incident that presents a material risk of unauthorized access, disclosure, use, denial of use, alteration, corruption, destruction, compromise, or loss of Personal Information or that has caused or would reasonably be expected to cause a disruption to the conduct of the Group Companies’ business (a “Security Incident”), and (B) the Group Companies have not notified and, to the Target and Company’s Knowledge, there have been no facts or circumstances that would require the Group Companies to notify, any Governmental Authority or other Person of any Security Incident.
(n)
The Group Companies have at all times in the past three (3) years implemented and maintained commercially reasonable security measures, plans, procedures, controls, and programs to (i) identify and address material internal and external risks to the privacy and security of Personal Information in their possession or control; (ii) implement, monitor, and improve commercially reasonable administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information; and (iii) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident.
Section 3.13
Inventory. All inventory of the Group Companies, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Group Companies free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Group Companies.
Section 3.14
Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the Interim Balance Sheet Date (a) have arisen from bona fide transactions entered into by the Group Companies involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Group Companies not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date subject to typical and historical bad debt allowances, on the accounting records of the Group Companies, are collectible. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Group Companies has been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.15
Customers and Suppliers.
(a)
Section 3.15(a) of the Disclosure Schedules sets forth (i) each customer who has paid aggregate consideration to the Group Companies for goods or services rendered in an amount greater than or equal to $1,000,000 during either of the two (2) most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. To the Target and Company’s Knowledge, the relationships of the Group Companies with their Material Customers are good commercial working relationships. Except as set forth on Section 3.15(a) of the Disclosure Schedules, within the past twenty-four (24) months, no Material Customer has (A) terminated, materially reduced, modified or failed to renew its business relationship with the Group Companies; (B) provided notice to the Group Companies (in writing or, to the Group Companies’ Knowledge, otherwise) that it intends to terminate, materially reduce, modify or fail to renew its business relationship with the Group Companies; or (C) materially decreased the prices paid to or amount purchased by the Group Companies. To the Group Companies’ Knowledge, no fact, condition or event exists which could adversely affect the relationship between the Group Companies, on one hand, and a Material Customer, on the other.
(b)
Section 3.15(b) of the Disclosure Schedules sets forth (i) each supplier to whom the Group Companies have paid consideration for goods or services rendered in an amount greater than or equal to $1,000,000 during either of the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. To the Target and Company’s Knowledge, the relationships of the Group Companies with their Material Suppliers are good commercial working relationships. Except as set forth on Section 3.15(b) of the Disclosure Schedules, within the past twenty-four (24) months, no Material Supplier has (A) terminated, materially reduced, modified, or failed to renew its business relationship with the Group Companies; (B) provided notice to the Group Companies (in writing or, to the Target and Company’s Knowledge, otherwise) that it intends to terminate, materially reduce, modify or fail to renew its business relationship with the Group Companies; or (C) materially increased the prices paid by or decreased the amount sold to the Group Companies. To the Group Companies’ Knowledge, no fact, condition or event exists which could adversely affect the relationship between the Group Companies, on one hand, and a Material Supplier, on the other.
Section 3.16
Insurance. Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Group Companies and relating to the assets, business, operations, employees, officers and directors of the Group Companies (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Parent. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Group Companies have not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Group Companies. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. The Group Companies are not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Group Companies and are sufficient for compliance with all applicable Laws and Contracts to which the Group Companies are a party or by which it is bound.
Section 3.17
Legal Proceedings; Governmental Orders.
(a)
Except as set forth in Section 3.17(a) of the Disclosure Schedules, there are no Actions pending or, to the Target and Company’s Knowledge, threatened (a) against or by the Group Companies affecting any of its properties or assets; or (b) against or by the Group Companies that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
(b)
There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Group Companies or any of its properties or assets.
Section 3.18
Compliance With Laws; Permits.
(a)
The Group Companies have complied, and is now complying, in all material respects, with all Laws applicable to it or its business, properties or assets.
(b)
All Permits required for the Group Companies to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges due with respect to such Permits as of the date hereof have been paid in full. Section 3.18(b) of the Disclosure Schedules lists all current Permits issued to the Group Companies, including the names of the Permits and their respective dates of issuance and expiration. To the Target and Company’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedules.
Section 3.19
Employee Benefit Matters.
(a)
Section 3.19(a) of the Disclosure Schedules sets forth a true and complete list of each Plan. With respect to each Plan, the Company has provided to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, and a written description of any material unwritten Plan; (ii) the most recent annual report and accompanying schedules; (iii) the current summary plan description and any summaries of material modifications; (iv) the most recent annual financial statements and actuarial reports; (v) the most recent determination or opinion letter received by any of the Group Companies from the IRS regarding the tax-qualified status of such Plan; (vi) the most recent written results of all required compliance testing; and (vii) copies of any material correspondence with the IRS, Department of Labor or other Governmental Authority. There has been no amendment to, announcement by any of the Group Companies relating to any Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. The Group Companies may amend or terminate any Plan (other than any Plan that is an individual agreement or arrangement with a Company Service Provider (including an individual award or similar participation agreement under a Plan) that requires the Company Service Provider’s consent of such amendment or termination) at any time without incurring any Liability thereunder other than in respect of claims incurred prior to such amendment or termination and the customary costs of implementing such amendment or termination.

(b)
Each Plan (and each related trust, insurance contract or fund) has been established, administered and funded in accordance with its express terms, and in compliance in all material respects with all applicable Laws, including ERISA and the Code. There are no pending or, to the Knowledge of the Company, threatened actions, claims or lawsuits against or relating to the Plans, the assets of any of the trusts under such Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefits claims). Neither the Group Companies nor, to the Knowledge of the Company, any “party in interest” or “disqualified person” with respect to a Plan has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Knowledge of the Company, no fiduciary (within the meaning of Section 3(21) of ERISA) has breached any fiduciary duty with respect to a Plan or otherwise has any Liability in connection with acts taken (or the failure to act) with respect to the administration or investment of the assets of any Plan. No Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Authority. All payments required to be made by any of the Group Companies under, or with respect to, any Plan (including all contributions, distributions, reimbursements, premium payments or intercompany charges) with respect to all prior periods have been timely made or, for any such payments that are not yet due, properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in each case in accordance with the provisions of each of the Plans, applicable Law and GAAP. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Lien on the assets of any of the Group Companies under ERISA or the Code.
(c)
With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, and its related trust, has at all times since its adoption been so qualified and has received a current determination letter (or is the subject of a current opinion letter in the case of any prototype plan) from the IRS on which the Group Companies can rely that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any material Liability, penalty or Tax under ERISA or the Code.
(d)
No Plan is, and none of the Group Companies or any ERISA Affiliate of the Group Companies have ever sponsored, established, maintained, contributed to or been required to contribute to, or in any way has any liability (whether on account of an ERISA Affiliate or otherwise), directly or indirectly, with respect to any plan that is, (i) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto), (ii) a Multiemployer Plan, (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a plan that is sponsored by a professional employer organization, (v) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (vi) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Group Companies or any ERISA Affiliate have withdrawn at any time within the preceding six years from any Multiemployer Plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to any of the Group Companies.
(e)
No event has occurred and no condition exists that would subject any of the Group Companies by reason of their affiliation with any ERISA Affiliate to any (i) Tax, penalty, fine, (ii) Lien, or (iii) other liability imposed by ERISA, the Code or other applicable Laws, in each case, in respect of any employee benefit plan maintained, sponsored, contributed to, or required to be contributed to by any ERISA Affiliate (other than the Group Companies).
(f)
Each Plan that is subject to the Affordable Care Act has been established, maintained and administered in compliance with the requirements of the Affordable Care Act, including all notice and coverage requirements, and the Group Companies and each ERISA Affiliate offer minimum essential health coverage, satisfying the affordability and minimum value requirements, to their full time employees (as defined by the Affordable Care Act) sufficient to prevent liability for assessable payments under Section 4980H of the Code. None of the Group Companies have attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Plan. None of the Plans provide, and none of the Group Companies have any current or potential obligation to provide, medical, health, life or other welfare benefits after the termination of a Company Service Provider’s employment or engagement, as applicable, except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable Law or at the sole expense of the participant or the participant’s beneficiary. No Plan that provides group health benefits is a self-insured arrangement by any of the Group Companies or funded through a trust and no event has occurred and no condition exists that could reasonably be expected to result in a material increase in the premium costs of any Plans that are fully-insured. None of the Group Companies have incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.
(g)
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any Company Service Provider or with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits, or the forgiveness of indebtedness of any Company Service Provider; or (iv) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Plan. No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from any of the Group Companies as a result of the imposition of the excise Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.
(h)
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(i)
No Plan is or has ever been (and none of the Group Companies have sponsored, maintained or had any obligation with respect to) a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code.
(j)
No Plan covers any Company Service Provider residing or working outside of the United States.
Section 3.20
Employment Matters.

(a)
The Company has delivered the Business Employee List to Parent and all of the information included on the Business Employee List is true and accurate as of the date hereof. The Company shall update and deliver to Parent an updated Business Employee List at least ten (10) Business Days prior to the Closing Date to reflect any terminations and new hires permitted or consented to by Parent pursuant to Section 5.01(j) below.
(b)
The Group Companies are and have been in compliance in all material respects with all applicable Laws relating to employment or the engagement of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, and the collection and payment of withholding and/or social security Taxes. Each of the Group Companies has met in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of Form I-9 Employment Verification, and none of the Group Companies currently employs, or has ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. The Group Companies have complied in all material respects with all Laws that could require overtime to be paid to any Company Service Provider, and no Person has ever brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.
(c)
None of the Group Companies is delinquent in payment to any Company Service Provider for any wages, fees, salaries, commissions, bonuses, or other direct compensation for service performed by them or amounts required to be reimbursed to such Company Service Provider or in payments owed upon any termination of such Company Service Provider’s employment or engagement.
(d)
None of the Group Companies is a party to or otherwise bound by any collective bargaining agreement or other agreement with a labor union, works council or similar employee or labor organization applicable to any Company Service Provider and, to the Knowledge of the Company, there are no activities or proceedings of any labor union, works council or similar employee or labor organization to organize any such Company Service Providers. Additionally, (i) there is no unfair labor practice charge or complaint pending before any applicable Governmental Authority relating to the Group Companies or any Company Service Provider; (ii) there is no labor strike, material slowdown, material dispute, or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting any of the Group Companies, and none of the Group Companies has experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to any Company Service Providers; (iii) there is no representation claim or petition pending before any applicable Governmental Authority; and (iv) there are no charges with respect to or relating to any of the Group Companies pending before any applicable Governmental Authority responsible for the prevention of unlawful employment practices.
(e)
To the Knowledge of the Company, no current Company Service Provider is bound by any contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any Governmental Authority that would materially interfere with the use of such Company Service Provider’s best efforts to promote the interests of the Group Companies or that would materially conflict with the Group Companies’ business as currently conducted. To the Knowledge of the Company, (i) no current Company Service Provider, or group of Company Service Providers, intends to terminate his, her or their employment or engagement with the Group Companies, and no Group Company has a present intention to terminate the employment or engagement of any of the foregoing, and (ii) no current Company Service Provider has received an offer to join a business that is competitive with the business activities of the Group Companies.
(f)
Any Company Service Provider who is not treated as an employee by the Group Companies is not an employee under applicable Laws or for any other purpose, including, without limitation, for Tax withholding purposes or Plan purposes, and none of the Group Companies has any Liability by reason of any Company Service Provider, in any capacity, being improperly excluded from participating in any Plan. Each employee of the Group Companies has been properly classified by the Group Companies as “exempt” or “non-exempt” under applicable Law.
(g)
During the past five (5) years, (i) no allegations of workplace sexual harassment or illegal retaliation or discrimination have been made known to the Group Companies, initiated, filed or, to the Knowledge of the Company, threatened against the Group Companies or any Company Service Provider, (ii) to the Knowledge of the Company, no incidents of any such workplace sexual harassment or illegal retaliation or discrimination have occurred, and (iii) none of the Group Companies has entered into any settlement agreement related to allegations of sexual harassment or illegal retaliation or discrimination by any Company Service Provider.
Section 3.21
Taxes. Except as set forth in Section 3.21 of the Disclosure Schedules:
(a)
All Tax Returns required to be filed on or before the Closing Date by the Group Companies have been timely filed with the appropriate Taxing Authority in accordance with applicable Laws. Such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by the Group Companies (whether or not shown on any Tax Return) have been timely paid to the appropriate Taxing Authority.
(b)
The Group Companies have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.
(c)
No claim has been made by any Taxing Authority in any jurisdiction where the Group Companies do not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.
(d)
No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Group Companies.
(e)
The Group Companies have timely filed or provided all information, returns or reports, including IRS Forms 1099 and W-2 (and foreign, state and local equivalents) that are required to have been filed or provided and has accurately reported all information required to be included on such returns or reports.
(f)
The amount of the Group Companies’ Liability for unpaid Taxes for all periods ending on or before December 31, 2025 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Group Companies’ Liability for unpaid Taxes for all periods following the end of the most recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Group Companies (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(g)
Section 3.21(g) of the Disclosure Schedules sets forth:
(i)
the taxable years of the Group Companies as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;
(ii)
those years for which examinations by the Taxing Authorities have been completed; and
(iii)
those taxable years for which examinations by Taxing Authorities are presently being conducted.
(h)
All deficiencies asserted, or assessments made, against the Group Companies as a result of any examinations by any Taxing Authority have been fully paid.
(i)
The Group Companies are not a party to any Action by any Taxing Authority. There are no pending or threatened Actions by any Taxing Authority.
(j)
The Group Companies have delivered to Parent copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Group Companies for all Tax periods ending after January 1, 2022.
(k)
There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Group Companies.
(l)
The Group Companies are not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.
(m)
No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Taxing Authority with respect to the Group Companies.
(n)
The Group Companies have not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Group Companies have no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.
(o)
The Group Companies will not be required to include any item of income in, or exclude any item or deduction from, taxable income for a taxable period or portion thereof ending after the Closing Date as a result of:
(i)
any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;
(ii)
an installment sale or open transaction occurring on or prior to the Closing Date;
(iii)
a prepaid amount received or deferred revenue accrued on or before the Closing Date;

(iv)
any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law;
(v)
any intercompany transactions or any excess loss account described in Treasury Regulations Section 1.1502-19 (or any similar provision of state, local or foreign Law);
(vi)
using the deferral method provided for under Internal Revenue Service Revenue Procedure 2004-34 or making an election under Section 451(c) of the Code, as applicable;
(vii)
any debt instrument that was acquired with “original issue discount” as defined in Section 1273(a) of the Code or subject to the rules set forth in Section 1276 of the Code;
(viii)
Section 965 of the Code (or any similar provision of state, local or foreign Law); or
(ix)
Section 59A of the Code (or any similar provision of state, local or foreign Law).
(p)
The Group Companies will not be required to include any item of income in its taxable income under Section 951(a) or Section 951A of the Code (or any similar provision of state, local or foreign Law) attributable to (i) “subpart F income,” within the meaning of Section 952 of the Code (or any similar provision of state, local or foreign Law) that is related or attributable to the Company or the income, assets or operations of the Company, (ii) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code (or any similar provision of state, local or foreign Law) that is related or attributable to the Company, or the income, assets or operations of the Group Companies, or (iii) “global intangible low-taxed income” as defined in Section 951A of the Code, in each case, with respect to any Pre-Closing Tax Period.
(q)
No Group Company is, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(A) of the Code.
(r)
The Group Companies have not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.
(s)
The Group Companies are not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).
(t)
There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Group Companies under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).
(u)
Section 3.21(u) of the Disclosure Schedules sets forth all foreign jurisdictions in which the Group Companies are subject to Tax, is engaged in business or has a permanent establishment. The Group Companies have not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Group Companies have not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.
(v)
No property owned by the Group Companies is (i) required to be treated as being owned by another Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.
(w)
The Restructuring has been properly consummated. True, correct and complete copies of all documents, as executed or filed, relating to the Restructuring have been provided to Parent.
(x)
For U.S. federal (and applicable state and local) income Tax purposes: (i) from inception until the date of the Q-Sub Election, the Company was treated as an “S Corporation” within the meaning of Section 1361 of the Code, (ii) from the date of the Q-Sub Election until the date of the Conversion, the Company was treated as a “qualified subchapter S subsidiary” of Target and (iii) since the date of the Conversion, the Company has been treated, and it is currently treated as of the date hereof, as an entity disregarded as separate from Target within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i). The Company is not, nor has it been, subject to either the built-in gains Tax under Section 1374 of the Code or the passive income Tax under Section 1375 of the Code or any comparable provision of state Law.
(y)
The Group Companies have not (i) elected, through action or inaction, to benefit from the payroll tax relief, including tax credits and tax deferrals, under the Families First Coronavirus Response Act or the CARES Act or any similar legislation that addresses the financial impact of COVID-19 on employers or (ii) applied for assistance under any loan received under the CARES Act or COVID relief programs.
(z)
Any reference to Group Companies in this Section 3.21 shall include Company and any other predecessor entity (if any).
Section 3.22
Books and Records. The minute books and stock record books of the Target and the Company, all of which have been made available to Parent, are correct and have been maintained in accordance with sound business practices in all material respects. The minute books of the Target and Company contain accurate and complete records of all meetings, and actions taken by written consent of, the Stockholders, the Target Board and/or Company Managers and any committees of the Target Board and Company Managers. At the Closing, all of those books and records will be in the possession of the Target and Company.
Section 3.23
Environmental.

(a) Each of the Target and the Company is in and at all times has been in compliance with all Environmental Laws. Each of the Target and the Company has obtained, and is in compliance with, all Permits or licenses that are required pursuant to any Environmental Law for the current operation of the Business.

(b) The Group Companies have not received any written notice or report regarding any actual or alleged violation of any Environmental Law, or any liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, relating to it or its Facilities arising under any Environmental Law.

(c) Except as set forth on Section 3.23(c) of the Disclosure Schedules the Group Companies have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Material or participated in any Hazardous Activities in a manner that has given rise to any liability.

(d) The Group Companies have not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental Law.

(e) The Group Companies do not have any Environmental Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal or mixed) in which the Group Companies (or any predecessor) has or had an interest or conducted operations or where operations of the Business have been conducted, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

(f) No real property currently or formerly owned, operated or leased by the Group Companies are listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(g) There has been no actual or threatened release of Hazardous Materials in contravention of Environmental Law that has given or would give rise to any Environmental Liability (i) with respect to the Business or assets of the Group Companies, (ii) at any Facility or any other real property currently or formerly owned or leased by the Group Companies or where the Group Companies conducted operations or (iii) at any other location where any Hazardous Materials generated, manufactured, refined, transferred, produced, imported, used, or processed by the Group Companies in the operation of the Business were transported. Neither the Group Companies nor the Stockholders have received written notice that any Facility (including soils, groundwater, surface water, buildings and other structures located on any such real property) has been contaminated with any Hazardous Material that could reasonably be expected to result in a claim against, or a violation of Environmental Law or a term of any environmental Permit by, the Stockholders or the Group Companies.

(h) Section 3.23(h) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks in respect of any real property currently or formerly owned, operated or leased in connection with the Business.

Section 3.24
Warranties; Claims. The Group Companies have delivered complete and correct copies of the standard terms and conditions for services rendered and products installed by the Group Companies. No service rendered or product delivered by or on behalf of the Group Companies is subject to any written guaranty, warranty or other indemnity, beyond such standard terms and conditions. Except as set forth on Section 3.24 of the Disclosure Schedules, all services have been provided and products delivered by the Group Companies in conformity in all material respects with all applicable warranties, and there are no present written, or, to the Target and Company’s Knowledge, oral claims or proceedings for any liability in connection therewith, subject only to reserves reflected in the Financial Statements. Set forth on Section 3.24 of the Disclosure Schedules is a list of the warranty claims history for items in excess of $25,000 since January 1, 2024. To the Target and Company’s Knowledge, there is no event or circumstance that may cause a customer to withhold any retainage amount.
Section 3.25
Related Party Transactions. Except as set forth on Section 3.25 of the Disclosure Schedules, no executive officer or director of the Group Companies or any Person owning 5% or more of the Shares (or any of such Person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Group Companies or any of its assets, rights or properties or has any interest in any property owned by the Group Companies or has engaged in any transaction with any of the foregoing within the last twelve (12) months.
Section 3.26
Accredited Investor. Each of the Stockholders acknowledges that (i) the Parent Shares to be acquired by the Stockholders pursuant to this Agreement are being acquired for investment for the Stockholders’ own accounts and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act; (ii) each of the Stockholders is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and for purposes of Rule 502 of Regulation D under the Securities Act; (iii) each of the Stockholders has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Parent Shares, and is able to bear the economic risk of such investment, including a complete loss of its investment; (iv) each of the Stockholders has had access to all information that such Stockholder believes is necessary, sufficient or appropriate in connection with the investment; (v) each of the Stockholders has read the “risk factors” in the filings Parent has made with the Securities and Exchange Commission prior to the date of this Agreement, understands that an investment in the Parent includes a high degree of risk and that such Stockholder could lose some or all of its investment; (vi) each of the Stockholders has been given the opportunity to ask questions of, and receive answers from, representatives of the Parent concerning the Parent, its business, and the terms and conditions of such Stockholder’s investment, and all such questions have been answered to such Stockholder’s satisfaction; (vii) each of the Stockholders is able to bear the economic risk of an investment in the Parent Shares, has adequate means of providing for its current, future and contingent financing needs, has no present need for liquidity with respect to its investment in the Parent Shares and is able to sustain a complete loss of its investment in the Parent Shares; (viii) no Stockholder was offered Parent Shares by any form of general solicitation or general advertising; and (ix) the Parent Shares have not been registered under the Securities Act or any state securities laws, and such shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of (a) an effective registration statement under the Securities Act or (b) an available exemption or qualification, to the extent available, from the registration requirements of the Securities Act and applicable state securities laws. Each Stockholder acknowledges that the Parent Shares issued hereunder will bear the following or substantially similar legend thereon:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for the shares under such Act unless, in the opinion of counsel satisfactory to the issuer, registration is not required under such Act or any applicable state securities laws.”

Section 3.27
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the Group Companies.
Section 3.28
No Other Representations or Warranties. NONE OF THE TARGET, THE COMPANY, THE STOCKHOLDERS, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE TARGET, THE COMPANY, THE BUSINESS OF THE GROUP COMPANIES, THE SHARES, OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ANCILLARY DOCUMENTS, OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III. Without limiting the generality of the foregoing, except for the representations and warranties set forth in this ARTICLE III, none of the Target, the Company, the Stockholders, or any other Person makes any representation or warranty, express or implied, as to: (a) the condition, merchantability, suitability, or fitness for a particular purpose of any of the assets of the Group Companies or (b) the accuracy or completeness of any projections, budgets, forecasts, or other forward-looking financial information concerning the future revenue, income, profit, or other financial results of the Group Companies. Any and all statements or information communicated by the Target, the Company, the Stockholders, any of their respective Affiliates or Representatives, or any other Person outside of this Agreement, including the documents provided in response to Parent’s due diligence requests, whether verbally or in writing, are deemed to have been superseded by this Agreement. Notwithstanding anything to the contrary herein, the foregoing shall not limit, in any way, and nothing in this Agreement shall be deemed to be a waiver of, any claim for Fraud.
ARTICLE IV

Representations and warranties of parent and merger subS

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Parent and Merger Subs jointly and severally represent and warrant to the Company that the statements contained in this ARTICLE IV are true and correct as of the date hereof and the Closing Date.

Section 4.01
Organization and Authority of Parent and Merger Subs. Each of Parent and Merger Sub 1 is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Merger Sub 2 is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Parent has full corporate power and authority, and each Merger Sub has full corporate or limited liability company power and authority, to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Merger Subs of this Agreement and any Ancillary Document to which they are a party and the consummation by Parent and Merger Subs of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Parent and Merger Subs and no other proceedings on the part of Parent or Merger Subs are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Mergers and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Parent and Merger Subs, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Subs enforceable against Parent and Merger Subs in accordance with its terms, subject to any Enforceability Exceptions. When each Ancillary Document to which Parent or any Merger Sub is or will be a party has been duly executed and delivered by Parent or such Merger Sub, as applicable (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Parent or such Merger Sub, as applicable, enforceable against it in accordance with its terms, subject to any Enforceability Exceptions.
Section 4.02
No Conflicts; Consents. The execution, delivery and performance by Parent and Merger Subs of this Agreement and the Ancillary Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Parent or Merger Subs; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent or Merger Subs; or (c) require the consent, notice or other action by any Person under any Contract to which Parent or any Merger Sub is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent or Merger Subs in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificates of Merger with the Secretary of State of Delaware.
Section 4.03
Capitalization. Except as set forth in Schedule 4.03, neither Merger Sub has any subsidiaries, nor does either Merger Sub own or control, directly or indirectly, or have any direct or indirect equity ownership, participation or similar interest in any Person or joint venture. The issued and outstanding capital stock or other equity interests of Parent and Merger Subs have been (i) duly authorized and are validly issued and fully paid and non-assessable, (ii) issued in compliance with the governing documents of Parent and Merger Subs, as applicable, and (iii) issued in compliance with all applicable Laws. Except as set forth in Schedule 4.03, there are no outstanding (x) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights, or other Contracts that require Parent or Merger Subs to issue, deliver, sell, or otherwise cause to become outstanding any capital stock or other equity interests in any Merger Sub, or (y) equity appreciation, phantom equity, profit participation or similar rights with respect to the capital stock or other equity interests of Parent or Merger Subs. All shares or other equity interests of Parent and Merger Subs to be issued pursuant to this Agreement and the other Ancillary Documents have been validly authorized and, when issued pursuant to this Agreement and the other Ancillary Documents, as applicable, will be validly and legally issued, fully paid and non-assessable, and will be, at the time of their delivery, free and clear of all Encumbrances and any preemptive or similar rights.
Section 4.04
No Prior Merger Sub Operations. The Merger Subs were formed solely for the purpose of effecting the Mergers and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.
Section 4.05
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Parent or Merger Subs.
Section 4.06
Legal Proceedings. There are no Actions pending or, to Parent’s or Merger Subs’ knowledge, threatened against or by Parent, Merger Subs or any of their respective Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any Action.
Section 4.07
Financial Ability. Parent and Merger Subs have sufficient resources available to consummate the transactions contemplated by this Agreement, including (a) paying the Purchase Price and any adjustments made thereto owing by Parent and Merger Subs, (b) paying all out-of-pocket expenses incurred by Parent and Merger Subs in connection with the transactions contemplated by this Agreement and (c) satisfying all other obligations under this Agreement and the other Ancillary Documents. Parent and Merger Subs have not incurred any obligation, commitment, restriction or liability of any kind, and are not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case, which would reasonably be expected to impair or adversely affect such resources.
Section 4.08
Independent Investigation; Acknowledgement. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than in reliance on the representations, warranties, covenants and obligations of the Target, Company and Stockholders expressly set forth in this Agreement, Parent and Merger Subs have relied solely on their own independent investigation, analysis and evaluation of the Target, Company and each of the Target’s and Company’s businesses, assets, financial condition, liabilities, operations and prospects. Parent and Merger Subs (a) acknowledge that, other than as set forth in ARTICLE III of this Agreement, none of the Target, Company or Stockholders nor any of their respective directors, managers, members, officers, employees, Affiliates, agents or representatives, as the case may be, make or have made any representation or warranty, either express or implied, including, without limitation, any representation or warranty with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Target and Company, whether contained in a data room or otherwise, and (b) agree, to the fullest extent permitted by Law, except as expressly provided in this Agreement, that none of the Target, Company, Stockholders, nor any of their respective directors, managers, officers, employees, Affiliates, agents or representatives, as the case may be, shall have any liability or responsibility whatsoever to Parent or Merger Subs on any basis (including contract, tort, or otherwise) based upon any information provided or made available, or statements made, to Parent or Merger Subs prior to the execution of this Agreement. Notwithstanding anything to the contrary herein, the foregoing shall not limit, in any way, and nothing in this Agreement shall be deemed to be a waiver of, any claim for Fraud.
ARTICLE V

Covenants
Section 5.01
Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement (including in connection with the Restructuring), set forth on Section 5.01 of the Disclosure Schedules, or consented to in writing by Parent, the Group Companies shall (x) conduct the business of the Group Companies in the ordinary course of business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Group Companies and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Target or Company. Without limiting the foregoing, from the date hereof until the Closing Date, the Target and Company shall:
(a)
preserve and maintain all of its Permits;
(b)
pay its debts, Taxes and other obligations when due;
(c)
maintain the properties and assets owned, operated or used by it in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;
(d)
continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;
(e)
defend and protect its properties and assets from infringement or usurpation;
(f)
perform all of its obligations under all Contracts relating to or affecting its properties, assets or business;
(g)
maintain its books and records in accordance with past practice;
(h)
comply in all material respects with all applicable Laws;
(i)
use commercially reasonable efforts to settle any outstanding disputed payable balances with suppliers;
(j)
other than as required by a Plan set forth on Schedule 3.19(a) or as explicitly contemplated hereunder, not (A) increase the compensation or benefits of any Company Service Provider, (B) accelerate the vesting or payment of any compensation or benefits of any Company

Service Provider, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) terminate without “cause” (as determined consistent with past practice) any Company Service Provider, (F) hire or engage any new Company Service Provider, (G) make or forgive any loan to any Company Service Provider (other than advancement of expenses in the ordinary course of business consistent with past practices), (H) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar employee or labor organization (or enter into negotiations to do any of the foregoing), (I) recognize or certify any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company Service Provider, (J) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that could implicate the Worker Adjustment and Retraining Notification Act or any similar state Law, or (K) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Service Provider; and
(k)
not take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur.
Section 5.02
Access to Information.
(a)
Parent, the Target and Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated as of August 4, 2026, between Parent and the Company (the “Confidentiality Agreement”), which shall survive any termination of this Agreement in accordance with the terms set forth therein.
(b)
From the date hereof until the Closing, the Target and Company shall (i) afford Parent and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Group Companies (“Permitted Activities”); (ii) furnish Parent and its Representatives with such financial, operating and other data and information related to the Target and Company as Parent or any of its Representatives may reasonably request; and (iii) instruct the Representatives of the Target and Company to reasonably cooperate with Parent in its investigation of the Target and Company. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Target and Company.
Section 5.03
No Solicitation of Other Bids.
(a)
The Target and Company shall not, and shall not authorize or permit any of their respective Affiliates or Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Target and Company shall immediately cease and cause to be terminated, and shall cause their Affiliates and all of their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Group Companies; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Group Companies; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Group Companies’ properties or assets.
(b)
In addition to the other obligations under this Section 5.03, the Target and Company shall promptly (and in any event within one (1) Business Day after receipt thereof by the Company or its Representatives) advise Parent orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to, or which could reasonably be expected to result in, an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person(s) making the same.
(c)
The Target and Company agree that the rights and remedies for noncompliance with this Section 5.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.
Section 5.04
R&W Insurance Policy.
(a)
Prior to Closing, Parent will use commercially reasonable efforts to bind coverage under the R&W Insurance Policy, and, if so bound, Parent will provide a true and complete copy of the final R&W Insurance Policy to the Stockholders. Parent and Stockholders shall each pay 50% of all such premiums, costs, commissions, retention, and other fees and expenses related to the R&W Insurance Policy.
Section 5.05
Notice of Certain Events.
(a)
From the date hereof until the Closing, the Target and Company shall promptly notify Parent in writing of:
(i)
any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Target or Company hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;
(ii)
any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(iii)
any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and
(iv)
any Actions commenced or, to the Group Companies’ Knowledge, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.17 or that relate to the consummation of the transactions contemplated by this Agreement.

(b)
Parent’s receipt of information pursuant to this Section 5.05 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Group Companies in this Agreement (including Section 8.01 and Section 9.01(b)) and shall not be deemed to amend or supplement the Disclosure Schedules; provided, however, that if Parent has actual knowledge of any matter disclosed pursuant to this Section 5.05 that would constitute a breach of any representation or warranty set forth in ARTICLE III and Parent nonetheless elects to consummate the Closing, Parent shall be deemed to have waived any claim for indemnification under Section 8.01 with respect to such breach to the extent arising from such disclosed matter.
Section 5.06
Resignations. The Group Companies shall deliver to Parent written resignations, effective as of the Closing Date, in form and substance reasonably acceptable to Parent, of the officers and directors of the Group Companies set forth on Section 5.06 of the Disclosure Schedules at least five (5) Business Days prior to the Closing.
Section 5.07
Governmental Approvals and Consents.
(a)
Each party hereto shall, as promptly as possible and in any event no later than ten (10) Business Days following the date of this Agreement, (i) make, or cause to be made, all filings and submissions under any Law applicable to such party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents. Each party shall cooperate fully with the other parties and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals, and Parent, on the one hand, and the Stockholders, on the other hand, shall each be responsible for, and pay 50% of, any and all filing fees, costs or other expenses incurred by any party in obtaining any such consent, authorization, order or approval under this Section 5.07(a). The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals from any Governmental Authority; provided, however, that neither Parent nor any of Parent’s Affiliates shall be required to (i) dispose of, hold separate, license, divest, sell or otherwise encumber any assets, business or operations or (ii) litigate or defend any action brought by a Governmental Authority seeking to prohibit the Closing. Notwithstanding anything herein to the contrary, Parent shall have the sole right to direct, devise and implement the strategy for obtaining all regulatory approvals and authorizations required or advisable hereunder.
(b)
The Group Companies shall give all notices to, and utilize commercially reasonable efforts to obtain all consents from, all third parties that are described in Section 3.03 of the Disclosure Schedules.
Section 5.08
Directors’ and Officers’ Indemnification and Insurance.
(a)
Parent and Merger Subs agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company (each a “D&O Indemnified Party”) as provided in the Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08 of the Disclosure Schedules, shall be assumed by the Surviving Entity in the Mergers, without further action, at the Effective Time and shall survive the Mergers and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim is made during such period, until the final disposition of such proceeding or claim.
(b)
Prior to the Closing, the Group Companies shall obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with at least the same coverage and amount and containing terms and conditions that are not less advantageous to the directors and officers of the Group Companies than the Group Companies’ existing policies with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”). The Group Companies shall bear the cost of the D&O Tail Policy, and such costs, to the extent not paid prior to the Closing, shall be included in the determination of Transaction Expenses. During the term of the D&O Tail Policy, Parent shall not (and shall cause the Surviving Entity and Group Companies not to) take any action following the Closing to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived; provided, that neither Parent, the Surviving Entity, the Group Companies nor any Affiliate thereof shall be obligated to pay any premiums or other amounts in respect of such D&O Tail Policy.
(c)
The obligations of Parent and the Surviving Entity under this Section 5.08 shall survive the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party to whom this Section 5.08 applies without the consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.08 applies shall be third-party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).
(d)
In the event Parent, Target, Company, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent, Target, Company or the Surviving Entity, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any D&O Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Group Companies or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.09
Closing Conditions. From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.
Section 5.10
Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
Section 5.11
Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Group

Companies or Merger Subs, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Group Companies or Merger Subs, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of the Group Companies acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Mergers.
Section 5.12
Audit Cooperation. Following the Closing, Stockholders shall use commercially reasonable efforts to provide all cooperation reasonably requested by Parent in connection with enabling Parent to prepare financial statements in compliance with the requirements of Rule 3-05 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, and to enable Parent’s accountants to audit such financial statements. Stockholders agree to provide such additional information which is deemed relevant and reasonably necessary (as determined by Grant Thornton LLP) to enable Parent and its accountants to prepare and audit the financial statements of the Group Companies in compliance with Rule 3-05 of Regulation S-X which audit may commence at any time after the Closing (provided that Stockholders shall upon request by Parent during the two (2) week period prior to Closing compile audit documents such that the audit may commence promptly upon Closing). Stockholders agree to execute and deliver to Grant Thornton LLP audit representation letters, in customary form, to enable Grant Thornton LLP to issue an unqualified opinion on the Group Companies’ financial statements.
Section 5.13
Covenant Not to Use Name. Following the Closing, Stockholders agree that neither they nor their Affiliates will include or use the names or trademarks “HUGHES BROTHERS”, “HUGHES BROTHERS CONSTRUCTION” or any derivative thereof or any name or trademark confusingly similar thereto as the name of any Person other than the Company, on any advertising, logo or assets or otherwise use or assign any rights such Stockholder may have in such name or trademark to any Person without Parent’s prior written consent.
Section 5.14
USC Contribution. Prior to commencing the Restructuring, Stockholders shall, and shall cause the Company to, complete the USC Contribution, and any agreements or undertakings entered in connection therewith shall be in form and substance reasonably acceptable to Parent.
Section 5.15
Panhandle Investment.
(a)
Notwithstanding anything to the contrary in Section 5.01, during the period from the date of this Agreement through the Closing, the Stockholders may make, or make a binding commitment to make, one or more debt or equity investments in Fortress Earthworks in an aggregate amount not to exceed $3,000,000 (collectively, the “Panhandle Investment”); provided that the definitive agreement providing for the initial Panhandle Investment grants to a newly formed, wholly owned subsidiary of the Company (i) a right of first refusal to acquire 100% of the outstanding equity interests of Fortress Earthworks, and (ii) an option to acquire 100% of the outstanding equity interests of Fortress Earthworks, exercisable at any time during the period beginning on the fourth (4th) anniversary and ending on the fifth (5th) anniversary of the initial Panhandle Investment (the “Exercise Window”), at a purchase price determined based on the EBITDA Multiplier; provided, however, that if during the Exercise Window Fortress Earthworks or the holders of its equity interests receive an unsolicited bona fide offer to acquire 100% of such equity interests from a third party unaffiliated with Fortress Earthworks or its equity holders or other representatives prior to the exercise of such option, the terms of such option shall be no less favorable to the holders of such equity interests than the terms of such bona fide offer. The agreement shall also provide for customary exclusivity obligations during the Exercise Window binding on Fortress Earthworks and its equityholders, employees and representatives.

(b)
In the event the Panhandle Investment is consummated, Parent intends to support the development and growth of the business of Fortress Earthworks following the Closing, including by making available to Fortress Earthworks, at Parent’s discretion, introductions to potential customers, business partners and service providers, and such other operational and strategic assistance as Parent may determine in its sole discretion to be appropriate from time to time; provided, however, that nothing in this Agreement shall obligate Parent or any of its Affiliates (including the Group Companies following the Closing) to (i) make any capital contributions, loans or other investments in Fortress Earthworks, (ii) guarantee any obligations of Fortress Earthworks, (iii) enter into any contracts or business arrangements with Fortress Earthworks on any particular terms, (iv) dedicate any particular level of resources, personnel or attention to Fortress Earthworks, or (v) take any other action or refrain from taking any other action with respect to Fortress Earthworks. For the avoidance of doubt, the statements in this Section 5.15(b) are non-binding expressions of intent and shall not create any rights enforceable against Parent or obligations binding on Parent, and Parent shall have no duty to negotiate in good faith with, and no liability to, any Person for any failure to provide any such support or assistance.
Section 5.16
Books and Records. At or promptly following the Closing, each Stockholder shall deliver, or cause to be delivered, to Parent (or, at Parent’s direction, to the Company) all books and records of the Target and the Company in such Stockholder’s possession or control, and no Stockholder shall retain any such books and records; provided, that each Stockholder may retain (a) copies of records relating to such Stockholder’s own Taxes or personal financial affairs, (b) copies reasonably required for Stockholder Representative’s exercise of its rights and performance of its duties under this Agreement and (c) any records required to be retained by applicable Law, in each case subject to customary confidentiality obligations. From and after the Closing, Parent shall, and shall cause the Surviving Entity, the Target and the Company to, retain the books and records (including Tax records) of the Target and the Company relating to periods prior to the Closing for a period of seven (7) years after the Closing (or, with respect to Tax records, if longer, until sixty (60) days after the expiration of the applicable statute of limitations) and, upon reasonable notice and request, afford Stockholder Representative and the Stockholders reasonable access (including the right to make copies at the requesting party’s expense), during normal business hours, to such books and records for any reasonable purpose relating to the Stockholders’ ownership of the Target and the Company prior to the Closing, including the preparation of Tax Returns, the determination of the Final Total Merger Consideration pursuant to Section 2.13, any proceeding described in Section 6.10 and any claim under this Agreement, the Escrow Agreement or the R&W Insurance Policy. Parent shall not be obligated to provide access to any books or records where such access would violate applicable Law; any information provided shall be subject to customary confidentiality undertakings, and nothing in this Section 5.16 shall require any party to disclose information that is subject to attorney-client privilege.
Section 5.17
401(k) Plan. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date, any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “401(k) Plans”), unless Parent or one of its Affiliates, in its sole and absolute discretion, agrees to sponsor and maintain such 401(k) Plans by providing the Company with written notice of such election at least ten (10) days before the Closing. Unless Parent or one of its Affiliates provides such notice to the Company, Parent shall receive from the Company, prior to the Closing, evidence that the board of directors of the Company or its applicable Affiliate has adopted resolutions to terminate the 401(k) Plans (the form and substance of which resolutions shall be subject to review and approval of Parent), effective no later than the date immediately preceding the Closing Date. In the event that the distributions of assets from the trust of a 401(k) Plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take (or cause to be taken) such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Closing. The Company shall take (or cause to be taken) such other actions in furtherance of terminating such 401(k) Plans as Parent may reasonably require. If Parent, in its sole and absolute discretion, agrees to sponsor and maintain any 401(k) Plan, the Company shall amend such 401(k) Plan, effective as of the Closing, to the extent necessary to limit participation to employees of the Company and to exclude all employees of Parent and its subsidiaries (other than the Group Companies) from participation in such plan.

ARTICLE VI

Tax matters

Section 6.01 Tax Covenants.

(a)
Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Closing, Target, Company, their Representatives and the Stockholders shall not (i) make, change or rescind any Tax election, (ii) settle or compromise any Tax claim or assessment, including surrendering any claim for any Tax refund, (iii) amend any Tax Return or take any position on any Tax Return, (iv) adopt or change any annual accounting period or any Tax accounting method or practice, (v) agree to an extension or waiver of a statute of limitations period applicable to any Tax claim or assessment, (vi) initiate any voluntary contact (including through any voluntary disclosure program) with any Governmental Authority in respect of material Taxes, or (vii) take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent, Target, Company or the Surviving Entity in respect of any Post-Closing Tax Period, in each case, other than as required by applicable Law or as expressly contemplated by this Agreement (including the Restructuring and the elections described in Section 6.02).
(b)
All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents shall be shared equally by the Stockholders on the one hand and the Parent on the other hand. Stockholder Representative shall, at its sole cost and expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Parent shall cooperate with respect thereto as necessary).

Section 6.02 Tax Consequences.

(a)
Solely for U.S. federal income Tax purposes (and applicable state, local and foreign Law purposes), the parties intend: (a)(i) the Restructuring, taken as a whole, shall be treated as a reorganization pursuant to Section 368(a)(1)(F) of the Code and the documents effectuating such Restructuring shall be treated as a plan of reorganization, as contemplated by Treasury Regulations Section 1.368-1(c), (ii) as provided in IRS Revenue Ruling 2008-18, 2008-1 C.B. 674, the S Corporation election of the Company shall not terminate and shall continue for Target, (iii) the Company shall retain its employer identification number, and (iv) Target shall apply for a new employer identification number and (b) the First Merger and the Second Merger, taken together, shall constitute integrated steps in a single “plan of reorganization” within the meaning of Section 368(a)(2)(A) of the Code and the Mergers, together qualify as a reorganization within the provisions of Section 368(a) of the Code. The parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and 1.368-3(a).
(b)
Neither Parent nor the Stockholders shall take, nor permit their respective Affiliates to take, any action, or fail to take any action, that would reasonably be expected to prevent, impede or impair the qualification of (a) the Restructuring as a reorganization pursuant to Section 368(a)(1)(F) of the Code or (b) the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code (clauses (a) and (b) together, the “Intended Tax Treatment”). Each of Parent, the Stockholders and the Group Companies shall report the transactions contemplated by this Agreement consistent with the Intended Tax Treatment on all Tax Returns and in any Action before any Governmental Authority unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
(c)
Notwithstanding anything to the contrary in this Agreement, the Stockholders and the Group Companies acknowledge and agree that (i) none of Parent, Merger Subs or any Person acting on behalf thereof has made or is making any express or implied representation or warranty or other assurances with respect to the tax treatment or consequences of the Mergers, including whether or not the Mergers will qualify for the Intended Tax Treatment, which representations or warranties are expressly disclaimed by Parent and Merger Subs, and (ii) none of the Stockholders or Group Companies, including any Person acting on behalf thereof, are entitled to rely on any such representation or warranty, if made. The Stockholders and the Group Companies acknowledge and agree that, except as expressly provided otherwise in this Agreement, the Stockholders will be solely responsible for payment of any Tax obligations that the Stockholders incur related to this Agreement and the Mergers, and that none of Parent, Merger Subs or any of their respective Affiliates shall be responsible for, or are providing indemnification or reimbursement for, any such obligations.

Section 6.03 Termination of Existing Tax Sharing Agreements. All existing Tax sharing agreements (whether written or not) binding upon the Group Companies shall be terminated as of the Closing Date. After such date, neither the Company nor any of its Representatives shall have any further rights or liabilities thereunder.

Section 6.04 Tax Returns.

(c)
Each Group Company shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by it that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are due and payable by it on or before the Closing Date (taking into account any extensions). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law).
(d)
Parent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by the Group Companies after the Closing Date with respect to a Pre-Closing Tax Period (including any Straddle Period). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and, if it is an Income Tax Return, shall be submitted by Parent to Stockholder Representative (together with schedules, statements and, to the extent requested by Stockholder Representative, supporting documentation) at least thirty (30) days prior to the due date (including extensions) of such Tax Return (or, if thirty (30) days is not reasonably practical, then such lesser period as is reasonably practical under the circumstances). If Stockholder Representative objects to any item on any such Tax Return that relates to a Pre-Closing Tax Period, it shall, within ten (10) days after delivery of such Tax Return, notify Parent in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Parent and Stockholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. If Parent and Stockholder Representative are unable to reach such agreement within ten (10) days after receipt by Parent of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the

Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Parent and Stockholder Representative. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Parent. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, Parent shall not be required to provide to Stockholder Representative or any of its Affiliates any Tax Return of any affiliated, combined, consolidated, unitary or similar group of which Parent or any of its Affiliates is the common parent.

Section 6.05 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(e)
in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year of the applicable Group Company (and any direct or indirect Subsidiary of such Group Company) ended with (and included) the Closing Date provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) will be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and
(f)
in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.06 Cooperation and Exchange of Information. The Stockholder Representative, Target, Company and Parent shall provide one another with such cooperation and information as any of them reasonably may request in filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of the Group Companies. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Taxing Authorities. Each of the Stockholder Representative, Target, Company and Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Group Companies for any taxable period ending on or before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by any of the other parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Group Companies for any taxable period beginning before the Closing Date, the Stockholder Representative, Target, Company or Parent (as the case may be) shall provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials.

Section 6.07 FIRPTA Statement. On the Closing Date, the Target and Company shall deliver to Parent certificates, dated as of the Closing Date, certifying to the effect that no interest in the Target or Company is a U.S. real property interest (such certificates in the form required by Treasury Regulation Section 1.897-2(h) and 1.1445-3(c)) (the “FIRPTA Statement”).

Section 6.08 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.21 and this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days, in each case solely for purposes of claims under the R&W Insurance Policy. As against the Stockholders, the survival periods set forth in Section 8.05 shall apply.

Section 6.09 Post-Closing Tax Actions. Without the prior written consent of Stockholder Representative (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause its Affiliates (including the Surviving Entity, the Target and the Company) not to, (a) amend, refile or otherwise modify any Tax Return of the Target or the Company for, or make, change or rescind any Tax election (including any election, revocation or termination relating to the status of the Target as an “S corporation” or of any subsidiary as a “qualified subchapter S subsidiary”) with retroactive effect to, any Pre-Closing Tax Period, (b) initiate any voluntary disclosure, or enter into any voluntary disclosure, amnesty or similar agreement or program with any Taxing Authority, with respect to Taxes of the Target or the Company for any Pre-Closing Tax Period or Straddle Period, or (c) extend or waive any statute of limitations in respect of any such Taxes, in each case to the extent such action would reasonably be expected to increase Pre-Closing Taxes, in each case, other than to a de minimis extent. If the Stockholder Representative does not respond in writing within ten (10) Business Days after receipt of a written request for consent that describes in reasonable detail the proposed action and its anticipated Tax impact, the Stockholder Representative shall be deemed to have consented to such action. Notwithstanding the foregoing, Parent shall not be required to obtain the consent of Stockholder Representative for any action described in clauses (a) through (c) above that is required by applicable Law or that could not reasonably be expected to increase Pre-Closing Taxes, in each case, other than to a de minimis extent.

Section 6.10 Tax Contests.

(g)
Parent shall promptly (and in any event within ten (10) Business Days after receipt) notify Stockholder Representative in writing of any audit, examination or other proceeding with respect to Taxes of the Target or the Company for any Pre-Closing Tax Period or Straddle Period, and shall provide Stockholder Representative with copies of all written correspondence received from any Taxing Authority in connection therewith.
(h)
Stockholder Representative shall be entitled to control, at its expense, any such proceeding that relates solely to a Tax period ending on or before the Closing Date with Parent entitled to participate, at Parent’s expense, in any such proceeding. Parent shall be entitled to control, at its expense, any such proceeding that relates to a Straddle Period and any proceeding not controlled by Stockholder Representative pursuant to the preceding sentence (with Stockholder Representative entitled to participate, at the Stockholders’ expense, in any such proceeding).
(i)
The party controlling any such proceeding shall keep the non-controlling party reasonably informed of material developments with respect thereto. In any event, neither Parent nor Stockholder Representative shall settle any such proceeding in a manner materially adverse to the other, or in a manner that would reasonably be expected to prejudice coverage under the R&W Insurance Policy, without the other’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Notwithstanding Section 8.03, this Section 6.10 shall govern the conduct and control of any audit, examination or other proceeding described in this Section 6.10.

ARTICLE VII
Conditions to closing

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(j)
No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(k)
The Group Companies shall have received all consents, authorizations, orders and approvals from the third parties referred to in Section 3.03 of the Disclosure Schedules, if any, in each case, in form and substance reasonably satisfactory to Parent and the Group Companies, and no such consent, authorization, order or approval shall have been revoked.

Section 7.02 Conditions to Obligations of Parent and Merger Subs. The obligations of Parent and Merger Subs to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Parent, at or prior to the Closing, of each of the following conditions:

(l)
Other than the representations and warranties of the Target and Company contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, and Section 3.27, the representations and warranties of the Group Companies contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Group Companies contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, and Section 3.27 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).
(m)
The Group Companies shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Group Companies shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(n)
No Action shall have been commenced against Parent, Merger Subs, Target, or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(o)
All approvals, consents and waivers that are listed on Section 3.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Parent at or prior to the Closing.

(p)
From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect.
(q)
Each Employment Agreement, Restrictive Covenant Agreement and Lock-Up Agreement shall remain in full force and effect.
(r)
The Target and Company shall have delivered each of the closing deliverables set forth in Section 2.03(a).
(s)
The USC Contribution and the Restructuring shall have been completed in accordance with this Agreement.

Section 7.03 Conditions to Obligations of the Group Companies. The obligations of the Group Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Group Companies, at or prior to the Closing, of each of the following conditions:

(t)
Other than the representations and warranties of Parent and Merger Subs contained in Section 4.01, Section 4.02, Section 4.04, and Section 4.05, the representations and warranties of Parent and Merger Subs contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Parent and Merger Subs contained in Section 4.01, Section 4.02, Section 4.04, and Section 4.05 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.
(u)
Parent and Merger Subs shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Parent and Merger Subs shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(v)
No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.
(w)
Parent shall have delivered each of the closing deliverables set forth in Section 2.03(b).

ARTICLE VIII

Indemnification

Section 8.01 Indemnification by Stockholders. Stockholders, jointly and severally, will indemnify and hold harmless Parent, Merger Subs and their Affiliates (including the Group Companies from and after the Closing), Representatives, successors and assigns (each, a “Parent Indemnified Party”) from, and pay and reimburse the Parent Indemnified Parties for, any and all Losses directly or indirectly relating to or arising from: (a) any breach of or inaccuracy in any of the Group Companies Fundamental Representations; or (b) any Pre-Closing Taxes. In addition to any other means of recovery available to the Parent Indemnified Parties, the Parent Indemnified Parties shall be entitled to recover any amounts due from a particular Stockholder under this Agreement by setting off such amounts against any amounts determined to be due to that particular Stockholder under this Agreement (including, for the avoidance of doubt, in respect of any Earnout Payment under Section 2.15, if any) or any other Ancillary Documents. The Losses of the Parent Indemnified Parties described in this Section 8.01 as to which the Parent Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as the “Parent Losses.”

Section 8.02 Indemnification by Parent and Merger Sub 2. Parent and Merger Sub 2 will jointly and severally indemnify and hold harmless the Stockholders and their Affiliates, Representatives, successors and assigns (each, a “Stockholder Indemnified Party” and, together with any “Parent Indemnified Party”, an “Indemnitee”) from, and pay and reimburse the Stockholder Indemnified Parties for, any and all Losses directly or indirectly relating to or arising from: (a) any breach or inaccuracy of any representation or warranty made by Parent or Merger Subs in this Agreement; and (b) any breach of any covenant or agreement of Parent or Merger Subs in this Agreement or the Escrow Agreement. The Losses of the Stockholder Indemnified Parties described in this Section 8.02 as to which the Stockholder Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as the “Stockholder Losses.”

Section 8.03 Indemnification Procedures for Third Party Claims.

(a) In the event that a third party asserts any claim or demand (a “Third Party Claim”) against a Person who may be liable to an Indemnitee for indemnification pursuant to the provisions of this Agreement (an “Indemnitor”), the Indemnitee shall provide prompt written notice to the Indemnitor of such Third Party Claim (a “Claim Notice”, which term applies to a written notice of a Third Party Claim or to written notice of a claim or demand not involving a third party). The Indemnitee shall enclose with the Claim Notice a copy of all papers served with respect to such Third Party Claim and any other documents evidencing such Third Party Claim. Any failure to notify the Indemnitor or deliver copies shall not relieve the Indemnitor from any obligation hereunder unless (and solely to the extent) the Indemnitor is materially prejudiced by such failure.

(b) Upon receipt of a Claim Notice, the Indemnitor shall have fifteen (15) days from the date on which the Indemnitor received the Claim Notice to notify the Indemnitee that the Indemnitor has elected to assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice, which counsel shall be reasonably satisfactory to the Indemnitee, and at the Indemnitor’s sole cost and expense (a “Third Party Defense”); provided, however, that the Indemnitor may assume the defense of the Third Party Claim only so long as: (i) the Indemnitor is not a party to the proceeding or the Indemnitee has determined in good faith that there would be no conflict of interest or other inappropriate matter associated with joint representation; (ii) the Third Party Defense does not involve, criminal or regulatory enforcement proceeding by any Governmental Authority; (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee or result in any injunction applicable to the Indemnitee; (iv) the Indemnitor conducts the Third Party Defense actively and diligently; and (v) the Indemnitor keeps the Indemnitee apprised of all developments, including settlement offers, with respect to the Third Party Claim and permits the Indemnitee to participate, at the Indemnitee’s sole cost and expense, in the defense of the Third Party Claim; provided, however, that in no event shall the Stockholder Representative or any Indemnitor that is a Stockholder control or participate in any Third Party Defense if such control or participation would adversely affect Parent or Merger Subs’ rights to make a claim under the R&W Insurance Policy. Notwithstanding anything to the contrary in this Section 8.03(b), the insurer under the R&W Insurance Policy and its agents, advisors and other Representatives shall be permitted to consult and associate with any party in the defense of any Third Party Claim that may reasonably constitute a “Loss” or similar concept under the R&W Insurance Policy and nothing in this Section 8.03(b) shall modify or be deemed to modify the relevant claim and claim handling process between Parent and Merger Subs and their insurer under the terms of the R&W Insurance Policy. The parties hereto shall act in good faith in responding to, defending against, settling or otherwise dealing with such Third Party Claims, and cooperate in any such defense and give each other reasonable access to and copies of all information, records and documents, relevant thereto. So long as the Indemnitor has assumed the defense of the Third Party Claim in accordance with the requirements set forth in this subsection, (i) the Indemnitor shall not be responsible for any attorneys’ fees incurred by the Indemnitee regarding the Third Party Claim (other than attorneys’ fees incurred prior to the Indemnitor’s assumption of the defense of the Third Party Claim) and (ii) subject in all respects to the R&W Insurance Policy, neither the Indemnitor nor the Indemnitee shall consent to entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) If any condition in Section 8.03(b) is or becomes unsatisfied, (i) the Indemnitee may defend against the Third Party Claim in any manner it may deem appropriate; provided, that, the Indemnitee shall (A) keep the Indemnitor reasonably informed of material developments in such Third Party Claim, (B) consult with the Indemnitor in good faith prior to taking any material action in connection with such Third Party Claim (including filing any dispositive motion, retaining any expert witness, or conducting any key depositions), and (C) not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim unless the Indemnitee obtains the consent of the Indemnitor (which shall not be unreasonably withheld, conditioned or delayed) in connection therewith, and (ii) the Indemnitor shall reimburse the Indemnitee periodically (but not less often than monthly) for the reasonable and documented costs of defending the Third Party Claim, including reasonable attorneys’ fees and expenses, and (iii) subject to the limitations set forth in this Section 8.03(c), the Indemnitor shall remain responsible for any Losses the Indemnitee may incur relating to or arising out of the Third Party Claim to the extent provided in this ARTICLE VIII. The Indemnitee shall use commercially reasonable efforts to mitigate any Losses arising from a Third Party Claim, including by seeking recovery under any applicable insurance policies (other than the R&W Insurance Policy, which shall be subject to Parent’s sole discretion).

Section 8.04 Indemnification Procedures for Non-Third Party Claims. The Indemnitee shall provide written notice to the Indemnitor following its discovery of any matter for which the Indemnitor may be liable hereunder that does not involve a Third Party Claim, which Claim Notice shall (i) state that the Indemnitee has paid or properly accrued Losses or anticipates that it shall incur Liability for Losses for which the Indemnitee is entitled to indemnification pursuant hereto, and (ii) specify in reasonable detail, to the extent reasonably practical to do so, each individual item of Loss included in the amount so stated, the basis for any anticipated liability and the representation, warranty, covenant or agreement contained herein to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder. If the Indemnitor does not object in writing to its obligation to indemnify the Indemnitee with respect to such Losses within thirty (30) days after its receipt of the Claim Notice, the Indemnitor shall be deemed to have accepted responsibility for such claim. In the event the Indemnitee receives a notice of objection to the non-Third Party Claim within such thirty (30)-day period, the Indemnitee shall be free to pursue such remedies as may be available to it hereunder.

Section 8.05 Survival. The parties hereto agree that all (i) representations and warranties contained in this Agreement (other than the Group Companies Fundamental Representations) shall not survive (and shall expire as of) the Closing, and (ii) all Group Companies Fundamental Representations

shall survive the Closing until the earlier of (x) sixty (60) days after the expiration of the applicable statute of limitations and (y) three (3) years. Any claims in respect of Pre-Closing Taxes may be made at any time prior to sixty (60) days after the expiration of the applicable statute of limitations. In addition, the parties agree that all claims for indemnification pursuant to this ARTICLE VIII must be asserted, if at all, prior to the expiration of the survival period applicable to the representation, warranty or covenant on which such claim is based, and no party shall have any liability with respect to claims first asserted in connection with the breach of any representation or warranty after the expiration of the applicable survival period as stated herein; provided, further, that any claims asserted in good faith and in writing by notice from the Indemnitee to the Indemnitor prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. Covenants contemplating or involving actions to be taken, or obligations in effect, after the Closing, shall survive the Closing and shall continue in full force and effect in accordance with their respective terms. Furthermore, notwithstanding the above, this Section 8.05 shall not, and in no way will, limit Parent’s or Merger Subs’ ability to, or the time period within which Parent or Merger Subs may, make claims for indemnification under the R&W Insurance Policy or claims for Fraud.

Section 8.06 Treatment of Indemnity Benefits. All payments made by any Stockholder or Parent or Merger Subs pursuant to obligations under this Agreement shall be treated as adjustments to the Purchase Price for Tax purposes unless otherwise required by Law.

Section 8.07 Limitations on Indemnifications. The indemnification provided for in Section 8.01 and Section 8.02 shall be subject to the following limitations:

(a)
Subject to the limitations contained herein, the total aggregate amount of the liability of the Stockholders for Parent Losses arising out of ARTICLE VIII shall be limited to the Final Total Merger Consideration (the “Purchase Price Cap”); provided, however, in the case of Fraud, no cap shall apply. The limitations set forth in this Section 8.07(a) shall not limit Parent’s or Merger Subs’ rights to recover under the R&W Insurance Policy.
(b)
Neither the Parent Indemnified Parties (collectively) nor the Stockholder Indemnified Parties (collectively) shall be entitled to be compensated more than once for the same Loss, and any such excess recovery by the Parent Indemnified Parties or the Stockholder Indemnified Parties with respect to any such Loss shall be paid over to the Stockholders, Parent or Merger Subs, as applicable.
(c)
The amount of any Losses for which indemnification is provided under this ARTICLE VIII shall be reduced by any amounts actually recovered by the Indemnitee under any insurance policy (including the R&W Insurance Policy) or other source of indemnification, contribution or other similar payment, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks. Each Indemnitee shall use commercially reasonable efforts promptly to seek and obtain recovery under the R&W Insurance Policy and all applicable insurance policies for any Losses for which indemnification is otherwise provided under this ARTICLE VIII; provided, however, that in no event shall any Parent Indemnified Party be required to (A) maintain or cause any Person to maintain or carry any specific type or level of insurance coverage following the Closing (other than the R&W Insurance Policy), or (B) seek recovery under any insurance policy (other than the R&W Insurance Policy) or from any third party prior to seeking indemnification under this Agreement or from any customer, supplier, client, vendor, licensor or other Person with whom such Parent Indemnified Party has a significant business relationship. Promptly after the realization of any such insurance proceeds, indemnity, contribution or other similar payment, the Indemnitee shall reimburse the Indemnitor for the amount of any such Losses for which the Indemnitee was indemnified by the Indemnitor prior to such realization.
(d)
Notwithstanding anything to the contrary in this Agreement, for purposes of the application of the indemnification provisions in this ARTICLE VIII, the amount of any Parent Losses or

Stockholder Losses resulting therefrom shall be determined without giving effect to any materiality qualification or any other similar qualification contained in the representations and warranties herein.
(e)
Notwithstanding anything to the contrary in this Agreement, no Parent Indemnified Party shall be entitled (i) to indemnification or reimbursement under this Agreement (including under Section 8.01 or ARTICLE VI), or (ii) to exercise any right of set-off pursuant to Section 8.01 or Section 8.09, in each case in respect of any Loss, Tax, Indebtedness, Transaction Expense or other liability or amount, to the extent such item (or the liability underlying such item) was taken into account in, the calculation of the Final Total Merger Consideration as finally determined pursuant to Section 2.13 (including in the determination of Final Indebtedness, Final Transaction Expenses, Final Closing Net Working Capital or the Final Cash Balance, or in the Post-Closing Adjustment), it being the intent of the parties that there shall be no duplicative recovery in respect of the same item, whether pursuant to Section 2.13, this ARTICLE VIII, ARTICLE VI, the Escrow Agreement or otherwise.
(f)
Notwithstanding anything contained herein to the contrary, upon becoming aware of any claim for indemnification hereunder (whether as a result of any Third Party Claim or otherwise), the Indemnitee shall use commercially reasonable efforts to mitigate any Losses for which it seeks indemnification under this Agreement in accordance with the Laws of the State of Delaware.

Section 8.08 Order of Recovery Limitation.

(g)
Notwithstanding anything to the contrary contained in this Agreement, payment with respect to claims for indemnification pursuant to Section 8.01 (subject to Section 8.05 and Section 8.07) for Parent Losses arising from breaches of Group Companies Fundamental Representations (other than Parent Losses arising from Fraud) shall be sought only from the following sources and only in the following sequence:
(i)
first, from the R&W Insurance Policy to the extent coverage is available thereunder; and
(ii)
second, from the Stockholders jointly and severally, subject to the Purchase Price Cap.
(h)
The limitations set forth in this Section 8.08 shall not apply to any claims against a Stockholder for Parent Losses arising from such Stockholder’s Fraud.

Section 8.09 Set Off. In addition to the rights and remedies set forth elsewhere in this Agreement, the Stockholders agree that Parent or Merger Subs may set off any amounts to be due to Parent or Merger Subs under this ARTICLE VIII against any amounts otherwise payable to that particular Stockholder by Parent or its Affiliates (whether payable under this Agreement or otherwise), including all or any portion of any Earnout Payment due under Section 2.15 hereof.

Section 8.10 Sole Remedy. Except (a) in the case of Fraud, (b) for the purchase price adjustment provisions of Section 2.13, (c) for the set-off rights set forth in Section 8.09, (d) with respect to any Ancillary Document (other than the Escrow Agreement), and (e) for the right of any party to seek specific performance or other equitable relief pursuant to Section 10.12 or as otherwise expressly provided in this Agreement, from and after the Closing, the indemnification provisions of this ARTICLE VIII shall be the sole and exclusive remedy of the parties and their respective Affiliates for any and all claims arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, including any breach or nonfulfillment of any representation, warranty, covenant or agreement set forth in this Agreement, whether based on contract, tort, statute or otherwise.

ARTICLE IX

Termination

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(x)
by the mutual written consent of the Target, Company and Parent;
(y)
by Parent by written notice to the Target and Company if:
(i)
neither Parent nor any Merger Sub is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Group Companies that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by the Group Companies within ten (10) days of the Group Companies’ receipt of written notice of such breach from Parent; or
(ii)
any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date, unless such failure shall be due to the failure of Parent to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.
(z)
by the Target and Company by written notice to Parent if:
(i)
neither the Target nor the Company is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Parent or any Merger Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Parent or any Merger Sub within ten (10) days of Parent’s or any Merger Sub’s receipt of written notice of such breach from the Target and Company;
(ii)
any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date, unless such failure shall be due to the failure of the Target and Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing; or
(iii)
a Share Cap Limitation applies pursuant to Section 2.08(d).
(aa)
by Parent or the Group Companies by written notice to the other parties if there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in this ARTICLE IX, Section 5.02(a), Section 5.02(b) and ARTICLE X hereof, and nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE X
Miscellaneous

Section 10.01 Stockholder Representative.

(bb)
By approving this Agreement and the transactions contemplated hereby, each Stockholder shall have irrevocably authorized and appointed Stockholder Representative as such Person’s representative and attorney-in-fact to act on behalf of such Person with respect to this Agreement and the Escrow Agreement and to take any and all actions and make any decisions required or permitted to be taken by Stockholder Representative pursuant to this Agreement or the Escrow Agreement, including the exercise of the power to:
(i)
give and receive notices and communications;
(ii)
authorize delivery to Parent of cash from the Purchase Price Adjustment Escrow Fund in satisfaction of any amounts owed to Parent pursuant to Section 2.13;
(iii)
agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in Section 2.13;
(iv)
agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification made by Parent or Merger Subs pursuant to ARTICLE VIII;
(v)
litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to ARTICLE VIII;
(vi)
execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Ancillary Document (including the Escrow Agreement);
(vii)
make all elections or decisions contemplated by this Agreement and any Ancillary Document (including the Escrow Agreement);
(viii)
engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist Stockholder Representative in complying with its duties and obligations; and
(ix)
take all actions necessary or appropriate in the good faith judgment of Stockholder Representative for the accomplishment of the foregoing.

Parent or Merger Subs shall be entitled to deal exclusively with Stockholder Representative on all matters relating to this Agreement (including ARTICLE VIII) and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by Stockholder Representative, and on any other action taken or purported to be taken on behalf of any Stockholder by Stockholder Representative, as being fully binding upon such Person. Notices or communications to or from Stockholder Representative shall constitute notice to or from each of the Stockholders. Any decision or action by Stockholder Representative hereunder, including any agreement between Stockholder Representative and Parent or Merger Subs relating to the defense, payment or settlement of any claims for indemnification hereunder, shall constitute a decision or action of all Stockholders, and shall be final, binding and conclusive upon each such Person. No Stockholder shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one or more Stockholders or by operation of Law, whether by death or other event.

(cc)
The Stockholder Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Stockholders according to each Stockholder’s respective Pro Rata Share (the “Majority Holders”); provided, however, in no event shall Stockholder Representative resign or be removed without the Majority Holders having first appointed a new Stockholder Representative who shall assume such duties immediately upon the resignation or removal of Stockholder Representative. In the event of the death, incapacity, resignation or removal of Stockholder Representative, a new Stockholder Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Stockholder Representative shall be sent to Parent, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by Parent; provided, that until such notice is received, Parent, Merger Subs, Target, Company and the Surviving Entity shall be entitled to rely on the decisions and actions of the prior Stockholder Representative as described in Section 10.01(a) above.
(dd)
The Stockholder Representative shall not be liable to the Stockholders for actions taken pursuant to this Agreement or the Escrow Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted gross negligence or involved Fraud, intentional misconduct or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants and other professionals and experts retained by Stockholder Representative shall be conclusive evidence of good faith). The Stockholders shall jointly and severally, indemnify and hold harmless Stockholder Representative from and against, compensate it for, reimburse it for and pay any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with its activities as Stockholder Representative under this Agreement and the Escrow Agreement (the “Representative Losses”), in each case as such Representative Loss is suffered or incurred; provided, that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the gross negligence, Fraud, intentional misconduct or bad faith of Stockholder Representative, Stockholder Representative shall reimburse the Stockholders the amount of such indemnified Representative Loss attributable to such gross negligence, Fraud, intentional misconduct or bad faith. The Representative Losses shall be satisfied: (i) from the Stockholder Representative Expense Fund; and (ii) to the extent the amount of the Representative Losses exceeds amounts available to Stockholder Representative under (i), from the Stockholders, jointly and severally. As soon as practicable after the date on which the final obligation of Stockholder Representative under this Agreement and the Escrow Agreement has been discharged or such other date as Stockholder Representative deems appropriate, the Escrow Agent shall pay any amounts remaining in the Stockholder Representative Expense Fund to the Stockholders in accordance with their Pro Rata Shares, as set forth in the Escrow Agreement.

Section 10.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):

If to Parent or Merger Subs:

Cardinal Infrastructure Group, Inc.

100 E. Six Forks Rd., Suite 300

Raleigh, NC 27609

Attn: Mike Rowe

mrowe@cardinalcivil.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

300 North LaSalle Drive

Chicago, Illinois 60654

Attn: Edward S. Best; Hugh J. McLaughlin

ebest@willkie.com; hmclaughlin@willkie.com

If to the Target or Company prior to the Closing Date:

Hughes Brothers Construction, Inc.

4450 NE 83rd Rd

Wildwood, FL 34785

Attn: Chad Hughes

chadh@hughesbrothersinc.com

with a copy to:

Johnson, Pope, Bokor Ruppel & Burns LLP

400 N. Ashley Drive, Suite 3100

Tampa, FL 33602

Attn: Christopher R. Dingman; O. Larkin Skinner

christopherd@jpfirm.com; larkins@jpfirm.com

If to the Stockholder Representative:

Chad Hughes

4450 NE 83rd Rd

Wildwood, FL 34785

chadh@hughesbrothersinc.com

With a copy (which shall not constitute notice) to:

Johnson, Pope, Bokor Ruppel & Burns LLP

400 N. Ashley Drive, Suite 3100

Tampa, FL 33602

Attn: Christopher R. Dingman; O. Larkin Skinner

christopherd@jpfirm.com; larkins@jpfirm.com

Section 10.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.07 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.09 No Third-Party Beneficiaries. Except as provided in Section 5.08 and ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Parent, Merger Subs, Target, Company and the Stockholders at any time prior to the Effective Time. Any failure of Parent or Merger Subs, on the one hand, or the Target, Company or Stockholders on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Group Companies (with respect to any failure by Parent or Merger Subs) or by Parent or Merger Subs (with respect to any failure by the Target or Company), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(ee)
The Laws of the State of Delaware shall govern (i) all Actions or matters arising out of or relating to this Agreement (including any tort or non-contractual claims) and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(ff)
EACH PARTY HERETO (i) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURTS THEREFROM WITHIN THE STATE OF DELAWARE (OR IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE AND ANY FEDERAL APPELLATE COURT THEREFROM) IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT, (ii) IRREVOCABLY AGREES THAT VENUE WOULD BE PROPER IN ANY SUCH COURT AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION, (iii) AGREES NOT TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT, (iv) AGREES THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST SUCH PARTY, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT AND (v) AGREES THAT A FINAL JUDGMENT IN ANY ACTION SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED AT LAW OR IN EQUITY.
(gg)
EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

Section 10.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

COMPANY:

HUGHES BROTHERS CONSTRUCTION INC.

By: /s/ Chad Hughes

Name: Chad Hughes

Title: President

TARGET:

HBC HOLDCO, INC.

By: /s/ Chad Hughes

Name: Chad Hughes

Title: President

STOCKHOLDERS:

By: /s/ Chad Hughes

Chad Hughes

By: /s/ Justin Hughes

Justin Hughes

[Signature Page to Merger Agreement]

STOCKHOLDER REPRESENTATIVE:

By: /s/ Chad Hughes

PARENT:

By: /s/ Jeremy Spivey___________________________

Name: Jeremy Spivey

Title: Chief Executive Officer

MERGER SUB 1:

By: /s/ Jeremy Spivey___________________________

Name: Jeremy Spivey

Title: Chief Executive Officer

MERGER SUB 2:

By: /s/ Jeremy Spivey___________________________

Name: Jeremy Spivey

Title: Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

NET WORKING CAPITAL